UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

VERINT SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

330 South Service Road

Melville, New York 11747

May 17, 2011

Dear Verint Systems Inc. Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Verint Systems Inc., which will be held on Thursday, June 16, 2011, at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803.

All holders of record of Verint Systems Inc. common stock and Series A Convertible Preferred Stock as of April 25, 2011 are entitled to vote at the 2011 Annual Meeting.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting.  Whether or not you plan to attend the meeting, we encourage you to vote promptly, following the instructions on your proxy card.

Enclosed is our 2011 Proxy Statement, our Annual Report to Stockholders for the year ended January 31, 2011, and your proxy card or voting instruction card. If you are the registered holder of your shares, then you may vote your shares by signing, dating, and returning the enclosed proxy card in the enclosed return envelope. If you hold your shares in “street name” through a bank, broker, or other nominee, please follow the specific instructions you receive from your bank, broker, or other nominee to vote your shares.

Sincerely,

Dan Bodner President and Chief Executive Officer

Verint Systems Inc.
330 South Service Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2011

The 2011 Annual Meeting of Stockholders of Verint Systems Inc. (“Verint”), a Delaware corporation, will be held on Thursday, June 16, 2011, at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803 (the “2011 Annual Meeting”) for the following purposes:

(1)	To elect members of the Verint board of directors to serve for the following year and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2012;

(3)	To approve on an advisory basis the compensation of the named executive officers as disclosed in the accompanying proxy statement;

(4)	To recommend on an advisory basis whether future stockholder votes to approve the compensation of the named executive officers should occur every one, two, or three years; and

(5)	To transact such other business as may properly come before the 2011 Annual Meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on April 25, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2011 Annual Meeting or any adjournment or postponement thereof.

A list of stockholders entitled to vote at the 2011 Annual Meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during normal business hours at our principal executive offices, located at 330 South Service Road, Melville, New York 11747, during the ten days preceding the 2011 Annual Meeting.

By Order of the Board of Directors,

Jonathan Kohl Secretary

May 17, 2011

YOUR VOTE IS IMPORTANT. IF YOU ARE THE REGISTERED HOLDER OF YOUR SHARES, THEN YOU MAY VOTE YOUR SHARES BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. IF YOU HOLD YOUR SHARES IN “STREET NAME” THROUGH A BANK, BROKER, OR OTHER NOMINEE, PLEASE FOLLOW THE SPECIFIC INSTRUCTIONS YOU RECEIVE FROM YOUR BANK, BROKER, OR OTHER NOMINEE TO VOTE YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2011: THE PROXY MATERIALS, INCLUDING THE ANNUAL REPORT FOR THE YEAR ENDED JANUARY 31, 2011, ARE AVAILABLE AT WWW.PROXYVOTE.COM.

Verint Systems Inc.
330 South Service Road
Melville, New York 11747

PROXY STATEMENT

We first mailed this proxy statement, proxy card, and our Annual Report for the year ended January 31, 2011 to stockholders entitled to vote at the 2011 Annual Meeting on or about May 17, 2011. The 2011 Annual Meeting will be held on Thursday, June 16, 2011, at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803. Directions to the 2011 Annual Meeting can be found at the back of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the 2011 Annual Meeting.

Questions Relating to Proxy Materials

Q: Why did I receive this proxy statement?

A: The board of directors is soliciting your proxy to vote at the 2011 Annual Meeting because you were a holder of Verint Systems Inc. common stock or Preferred Stock as of April 25, 2011 (the “Record Date”) and are entitled to vote at the 2011 Annual Meeting. As of the Record Date, there were  38,297,626 shares of common stock outstanding and 293,000 shares of Series A Convertible Preferred Stock (“Preferred Stock”) outstanding. This proxy statement summarizes the information you need to know to vote on the proposals expected to be presented at the 2011 Annual Meeting.

Q: What does it mean if I receive more than one set of proxy materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple paper proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a set of proxy materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please follow the instructions on each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Questions Relating to Voting

Q: What are the voting recommendations of the board of directors?

A: The board of directors recommends the following votes:

•	FOR each of the director nominees (Proposal No. 1);

•	FOR ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accounting firm for the year ending January 31, 2012 (Proposal No. 2);

•	FOR approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement (Proposal No. 3); and

•	For 3 YEARS as the frequency with which future stockholder votes to approve the compensation of the named executive officers should occur (Proposal No. 4).

Q: Will any other matters be voted on?

A: We are not aware of any other matters that will be brought before the stockholders for a vote at the 2011 Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize your appointed proxies to vote on such matters using their discretion.

Q: How many votes do I have?

A: Each share of common stock that you owned at the close of business on the Record Date is entitled to one vote. Each share of Preferred Stock that you owned at the close of business on the Record Date is entitled to 30.6185 votes. These shares include:

•	shares held directly in your name as the “stockholder of record”; and

•	shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name”.

The common stock and the Preferred Stock vote together on all matters.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered the stockholder of record, and the proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2011 Annual Meeting.

•

Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, or their nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares as described below and are also invited to attend the 2011 Annual Meeting. Since you are not the stockholder of record, you may not vote these shares in person at the 2011 Annual Meeting. You may vote shares beneficially held by you as set out in the voting instruction card you receive from your broker, bank, or their nominee.

Q: How do I vote?

A: You can vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If your shares are held in the name of your broker, bank or other nominee, you should submit voting instructions to your bank, broker, or other nominee. Please refer to the voting instruction card included in these proxy materials by your bank, broker, or other nominee. You are urged to specify your choice by marking the appropriate boxes on the enclosed proxy card.

You may also come to the 2011 Annual Meeting and cast your vote there, however, if your shares are held in the name of your broker, bank or other nominee and you wish to vote at the 2011 Annual Meeting, you must bring a valid photo ID and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on the Record Date.

Q: Can I change my vote or revoke my proxy?

A: Yes, if you are a stockholder of record, you can change your vote or revoke your proxy at any time before the 2011 Annual Meeting by:

•	notifying our Secretary in writing before the 2011 Annual Meeting that you have revoked your proxy;

•	signing and delivering a later dated proxy to our Secretary; or

•	voting in person at the 2011 Annual Meeting.

Any such written notice or later dated proxy must be received by our Secretary at our principal executive offices or at the 2011 Annual Meeting before the vote at the 2011 Annual Meeting. If you are a beneficial owner, you may submit new voting instructions only by contacting your bank, broker, or other nominee.

Q: What will happen if I do not instruct my bank, broker, or other nominee how to vote?

A: If you are a beneficial owner and you do not instruct your bank, broker, or other nominee how to vote, your bank, broker, or other nominee may vote your shares at its discretion on routine matters but not on non-routine matters. The ratification of the independent registered public accounting firm (Proposal No. 2) is the only routine matter being presented at the 2011 Annual Meeting. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “FOR” Proposal No. 2.

Conversely, all of the other proposals being presented at the 2011 Annual Meeting are non-routine matters, and banks, brokers, and other nominees cannot vote on these matters without instructions from the beneficial owner. Without your voting instructions on these matters, a “broker non-vote” will occur. Shares held by brokers and banks that do not have discretionary authority to vote uninstructed shares on non-routine matters are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular matter, but will be counted in determining whether a quorum is present at the 2011 Annual Meeting.  See “How are votes counted” below for more information.

Q: Who are the proxies and what do they do?

A: The persons named as proxies in the proxy materials, Dan Bodner, Douglas Robinson and Peter Fante, were designated by the board of directors. Each of them is an executive officer of Verint.  All properly submitted votes will be counted (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the paper proxy card or voting instruction card, it will be voted in accordance with the instructions you indicate.

Q: How are votes counted?

A: The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:

•	FOR the nominees for directors named in this proxy statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2012;

•	FOR approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement;

•	FOR 3 YEARS as the frequency with which future stockholder votes to approve the compensation of the named executive officers should occur; and

•	in accordance with the best judgment of the persons named in the enclosed proxy, or their subsititutes, for any other matters which properly come before the 2011 Annual Meeting.

Q: How many shares must be present to hold the 2011 Annual Meeting?

A: Holders of a majority of the issued and outstanding shares of our common stock and Preferred Stock, taken together, as of the Record Date must be represented in person or by proxy at the 2011 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “withhold” votes, and broker non-votes also will be counted in determining whether a quorum exists.

Q: What vote is required to approve each proposal?

A: So long as there is a quorum, the voting requirement for each of the proposals is as follows:

•

Election of Directors - the election of directors will be made by a plurality of votes cast at the 2011 Annual Meeting. That means the eight nominees receiving the highest number of votes will be elected. This is not considered a routine matter and brokers may not vote without instructions from the stockholder.  Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect whether a particular nominee has received sufficient votes to be elected.

•

Ratification of independent registered public accountants - the proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2012 will be approved by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.  This is considered a routine matter on which brokers may vote if no instructions are provided by the stockholder, however, abstentions will count as votes against the proposal.

•

Approval of the compensation of the named executive officers - the advisory vote regarding the compensation of the named executive officers as disclosed in this proxy statement will be approved by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.  This is not considered a routine matter and brokers may not vote without instructions from the stockholder.  Abstentions and broker non-votes will count as votes against the proposal.

•

Frequency of the shareholder vote on executive compensation - the advisory vote regarding the frequency of future stockholder votes to approve the compensation of the named executive officers will be determined by the option receiving the highest number (a plurality) of the votes cast.  This is not considered a routine matter and brokers may not vote without instructions from the stockholder.  Because this proposal need only be approved by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect the outcome of the vote.

Q: What is the impact of shares owned by Comverse Technology, Inc. (“Comverse”) on the vote?

A: We are considered a “controlled company” under the listing rules of the NASDAQ stock market based on Comverse’s ownership of more than 50% of our voting power. We expect that Comverse will vote as recommended by our board of directors for each of the proposals being presented at the 2011 Annual Meeting. The affirmative vote of Comverse will be sufficient to approve each of these proposals.

Q: Who is paying the costs of soliciting these proxies?

A: The expense of this solicitation, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, proxy card and proxy statement, will be borne by us. In addition to the solicitation of proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and we will reimburse them for their expenses in forwarding these materials.

Q: What do I need to do to attend the 2011 Annual Meeting?

A: You are entitled to attend the 2011 Annual Meeting only if you were a stockholder of record or a beneficial owner of our shares as of the close of business on April 25, 2011. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank or nominee, and you wish to attend the meeting, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 25, 2011, a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership. If you are not a stockholder of record, note that you will not be able to vote your shares at the meeting unless you have a proxy from your broker. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2011 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

All of our directors are elected at each annual meeting to serve until their successors are duly elected and qualified or their earlier death, resignation, or removal. The board of directors has nominated the persons named below, each of whom is presently serving on our board of directors, for election as directors. As of the date of this proxy statement, the board of directors consists of eight directors and five vacancies. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Please see “Corporate Governance” for a discussion of how our board composition is affected by our status as a “controlled company” within the meaning of relevant NASDAQ Listing Rule 5615(c).

Each of the nominees was recommended for reelection by the corporate governance and nominating committee and has been approved by the board of directors. Each of the nominees has consented to serve for the new term if elected. If any nominee becomes unavailable to serve for any reason before the election, which is not anticipated, your proxy authorizes us to vote for another person nominated by the board of directors.  The election of directors will be made by a plurality of votes cast at the 2011 Annual Meeting. That means the eight nominees receiving the highest number of votes will be elected. This is not considered a routine matter and brokers may not vote without instructions from the stockholder.  Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect whether a particular nominee has received sufficient votes to be elected.

As described in detail below, our nominees have considerable professional and business experience. The recommendation of our board of directors is based on its carefully considered judgment that the experience, record, and qualifications of our nominees make them well qualified to serve on our board of directors. The board of directors believes that each of the nominees listed brings strong skills and extensive experience to the board of directors, giving the board of directors as a group the appropriate skills to exercise its oversight responsibilities.

Name	Age	Director Since	Position(s)
Paul Baker	52	2002	Director
Dan Bodner	52	1994	President, Chief Executive Officer, Corporate Officer, and Director
John Bunyan	58	2008	Director
Charles Burdick	59	2010	Chairman of the Board of Directors
Victor DeMarines	74	2002	Director
Larry Myers	72	2003	Director
Howard Safir	69	2002	Director
Shefali Shah	39	2007	Director

Paul Baker has served as one of our directors since May 2002. Mr. Baker also serves as Vice President, Corporate Marketing and Corporate Communications of Comverse, a position he has held since joining Comverse in April 1991. From January 2000 to December 2010, Mr. Baker served as a member of the board of directors of Ulticom, Inc., a former Comverse majority-owned public company and operating subsidiary of Comverse. Mr. Baker was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Mr. Baker’s management and business experience within the technology and software industries and experience in serving as a director of another public company qualify him to serve as a director.

Dan Bodner serves as our President, Chief Executive Officer, a director, and Corporate Officer. Mr. Bodner has served as our President and/or Chief Executive Officer and as a director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of ours when we were a wholly-owned subsidiary of Comverse. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse. The board of directors has concluded that Mr. Bodner’s position as our Chief Executive Officer, intimate knowledge of our operations, assets, customers, growth strategies, competitors, and industry make-up, vast expertise in software development, intelligence, and security, knowledge of the technology and software industries, and management experience give him the skills and qualifications to serve as a director.

John Bunyan has served as one of our directors since March 2008. Mr. Bunyan also serves as Senior Vice President Strategy and Planning of Comverse, a position he has held since March 2011.  Mr. Bunyan previously served as Chief Marketing Officer of Comverse from October 2007 through February 2011. Prior to joining Comverse, Mr. Bunyan was President of Intelliventure LLC, a marketing and strategy firm, of which he remains a member, although the company is currently inactive. He also served as Senior Vice President of Mobile Multimedia Services at AT&T Wireless from November 2001 to April 2005 and was responsible for the consumer wireless data business. Before then, Mr. Bunyan served as Senior Vice President of Marketing at Dun & Bradstreet, and prior to that, as Executive Vice President of Marketing at Reuters Americas. Mr. Bunyan is also a member of the board of directors of Starhome, B.V., a Comverse majority-owned subsidiary and a global provider of mobile roaming technology and services as well as one other wholly owned subsidiary of Comverse. From January 2008 to December 2010, Mr. Bunyan served as a member of the board of directors of Ulticom, Inc., a former Comverse majority-owned public company and operating subsidiary of Comverse. Mr. Bunyan was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Mr. Bunyan’s extensive management and business experience, in particular his expertise in marketing in the technology and software industries, and experience in serving as a director of another public company, qualify him to serve as a director.

Charles Burdick has served as one of our directors since October 2010 and Chairman of the Board of Directors since March 2011. Mr. Burdick has served as Executive Chairman and Chief Executive Officer of Comverse since March 2011. Mr. Burdick has been a director on Comverse’s board of directors since December 2006 and chairman of its board since March 2008. Mr. Burdick has an extensive background in telecommunications and media, with over 25 years of experience in the industry. Until July 2005, he was Chief Executive Officer of HIT Entertainment Plc, a publicly listed provider of pre-school children’s entertainment. From 1996 to 2004, Mr. Burdick worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as Chief Financial Officer and Chief Executive Officer. In these roles, Mr. Burdick oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as an independent non-executive director and Chairman of the Compensation Committee of CTC Media, a leading independent media company in Russia and as an independent non-executive director of Transcom WorldWide S.A., a Luxembourg based global provider of outsourced customer and credit management services.  Mr. Burdick was nominated by Comverse to serve as a member of our board of directors.  The board of directors has concluded that Mr. Burdick’s extensive business expertise, leadership skills, and experience in serving as a chief executive officer, chief financial officer, and director of other public companies give him the qualifications and skills to serve as Chairman of the Board.

Victor DeMarines has served as one of our directors since May 2002. In May 2000, Mr. DeMarines retired from his position as President and Chief Executive Officer of MITRE Corporation, a nonprofit organization, which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Department of Homeland Security, the Internal Revenue Service, and several organizations in the U.S. intelligence community. Mr. DeMarines served in this capacity with MITRE Corporation beginning in 1995, and since retiring has served as a director. Mr. DeMarines currently also serves as a director of NetScout Systems, Inc., a provider of network performance solutions. He serves as a member of the Strategic Command Advisory Group. Mr. DeMarines served as a Presidential Executive with the Department of Transportation and is a Lieutenant of the U.S. Air Force. The board of directors has concluded that Mr. DeMarines’ financial and business expertise, including his diversified background of managing a security-based company, serving as a chief executive officer, and serving as a director of a public technology company, give him the qualifications and skills to serve as a director.

Larry Myers has served as one of our directors since August 2003. Since November 1999, Mr. Myers has been retired from his position of Senior Vice President, Chief Financial Officer, and Treasurer of MITRE Corporation, a nonprofit organization that provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Department of Homeland Security, the Internal Revenue Service, and several organizations in the U.S. intelligence community. Mr. Myers served in this capacity with MITRE Corporation beginning in 1991. Prior to that, Mr. Myers served as Controller for Fairchild Industries, Inc. Mr. Myers received his MBA from Ohio State University. The board of directors has concluded that Mr. Myers’ financial and business expertise, including his strong background of managing a software and security-based company and his experience serving as a chief financial officer give him the qualifications and skills to serve as a director.

Howard Safir has served as one of our directors since May 2002. Since July 2010, Mr. Safir has served as Chief Executive Officer of VRI Technologies LLC, a security consulting and law enforcement integrator. From December 2001 until June 2010, Mr. Safir served as the Chairman and Chief Executive Officer of SafirRosetti, a provider of security and investigation services and a wholly owned subsidiary of Global Options Group Inc. Mr. Safir served as the Vice Chairman of Global Options Group Inc. from its May 2005 acquisition of SafirRosetti until June 2010. He served as Chief Executive Officer of Bode Technology, also a wholly owned subsidiary of Global Options Group Inc., from February 2007 to June 2010. Mr. Safir also currently serves as a director of (a) Implant Sciences Corporation, an explosives device detection company and (b) LexisNexis Special Services, Inc., a leading provider of information and technology solutions to government. During his career, Mr. Safir served as the 39th Police Commissioner of the City of New York, as Associate Director for Operations, U.S. Marshals Service, and as Assistant Director of the Drug Enforcement Administration. Mr. Safir was awarded the Ellis Island Medal of Honor among other citations and awards. The board of directors has concluded that Mr. Safir’s experience serving as the Police Commissioner of the City of New York and other U.S. law enforcement agencies is a key asset in terms of providing valuable guidance with respect to our security business. In addition to his law enforcement service, the board of directors has determined that Mr. Safir’s financial and business expertise, including a diversified background of managing and serving as a director of public technology and security-based companies and serving as a chief executive officer, give him the qualifications and skills to serve as a director.

Shefali Shah has served as one of our directors since September 2007. Since March 2010, Ms. Shah has served as Senior Vice President, General Counsel and Corporate Secretary of Comverse. From March 2009 to March 2010, Ms. Shah served as the Acting General Counsel and Corporate Secretary of Comverse and from June 2006 through March 2009, Ms. Shah served as Associate General Counsel and Assistant Secretary of Comverse. Prior to joining Comverse, Ms. Shah was an attorney in the corporate practice group of Weil, Gotshal & Manges LLP from September 2002 to June 2006. Ms. Shah also serves as a member of the board of directors of Starhome, B.V., a Comverse majority-owned subsidiary and a global provider of mobile roaming technology and services as well as numerous other wholly owned subsidiaries of Comverse. From July 2007 to December 2010, Ms. Shah served as a member of the board of directors of Ulticom, Inc., a former Comverse majority-owned public company and operating subsidiary of Comverse.  Ms. Shah was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Ms. Shah’s legal expertise, including her experience representing technology companies while in private practice, qualify her to serve as a director.

The board of directors unanimously recommends that you vote “FOR” the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPROVAL OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed Deloitte & Touche LLP to act as Verint’s independent registered public accountants for the year ending January 31, 2012. The audit committee has directed that such appointment be submitted to our stockholders for ratification at the 2011 Annual Meeting. Deloitte & Touche LLP was Verint’s firm of independent registered public accountants for the year ended January 31, 2011.

Stockholder ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants is not required. The audit committee, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP or another firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different accounting firm at any time during the year ending January 31, 2012 if the audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the 2011 Annual Meeting and will have an opportunity to make a statement, if they so desire. They will be also available to respond to appropriate questions.

The proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2012 will be approved by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.  This is considered a routine matter on which brokers may vote if no instructions are provided by the stockholder, however, abstentions will count as votes against the proposal.

The board of directors unanimously recommends that you vote “FOR” Proposal No. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act.  Although this vote is an advisory vote only and is not binding on Verint or the board of directors, the compensation committee and the board of directors value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate highly qualified executive officers to help us execute our business strategy, achieve our operational and strategic goals and create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis as follows:

•	Executive pay consists of a mix of base pay, annual incentives, and long-term incentives;

•

The annual incentive payout is based on company-wide and/or business segment revenue, profitability, and cash flow, is subject to a minimum threshold level of performance below which no payout is earned, and is limited to 200% of the target opportunity at the maximum;

•

Long-term incentive awards are comprised of a combination of time-based and performance-based restricted stock units, which are designed to link executive compensation with increased stockholder value over time; and

•

A significant majority of the total direct compensation of each executive officer is at-risk or is paid in equity whose value depends on our stock price (specifically, 86% for our Chief Executive Officer and 77% on average for the other named executive officers, calculated based on the value of equity and performance-based bonuses received in the year ended January 31, 2011 as function or total compensation, excluding non-recurring amounts such as special bonuses). Performance-based equity and performance-based bonuses alone accounted for just over 50% of our Chief Executive Officer’s total direct compensation and between 40% and 50% of the total direct compensation of each of our other named executive officers.

Verint also has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its compensation plans.  These programs include: stock ownership guidelines, limited perquisites, use of tally sheets, and a clawback policy.

Some of our key business and operational results that were reflected in or drove our executive compensation decisions for the year ended January 31, 2011 were:

•	Increase in revenue from $703.6 million to $726.8 million;

•	Increase in operating income of more than 11% from $65.7 million to $73.1 million;

•	Increase in operating margins of almost 8% while steadily increasing investment in long-term growth initiatives;

•	Increase in diluted earnings per share of over 400%;

•	Completion and publication of all previously unfiled audited financial statements, resumption of timely filings with the SEC, and relisting of our common stock on the NASDAQ Global Market;

•	Remediation of all previously identified material weaknesses in our internal controls over financial reporting;

•	Settlement of an SEC injunctive action and dismissal of a Section 12(j) administrative proceeding;

•	Amendment of our credit agreement to relax applicable financial covenants and increase our available borrowing capacity; and

•

Completion of the strategic acquisition of Iontas Limited in our Enterprise Workforce Optimization Solutions segment as well as a technology acquisition in our Communications Intelligence and Investigative Solutions segment.

Based on these performance results and other relevant considerations, we took the following significant actions or made the following key decisions regarding executive compensation for the year ended January 31, 2011:

•

Provided only a modest 3% base salary increase and no target bonus increases from prior year levels for our executive officers other than our Chief Executive Officer, and an 8% base salary increase and no target bonus increase for our Chief Executive Officer, based on an assessment that cash compensation levels were, in general, already adequate to achieve our compensation goals;

•	Awarded officer bonus payouts in excess of target based in part on the overachievement of our revenue, operating income, and regional/unit performance goals;

•	Approved performance equity vesting levels in excess of target based in part on the overachievement of our revenue performance goal; and

•	Adopted stock ownership guidelines for our officers and non-employee directors who are compensated by us for their services.

Based on our review of our business and operational results for the year ended January 31, 2011 compared to our corresponding executive compensation decisions, we believe we successfully operated a “pay for performance” executive compensation program for the year ended January 31, 2011, as further discussed in the “Compensation Discussion and Analysis” section of this proxy statement.

The board of directors strongly endorses our executive compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.”

The advisory vote regarding the compensation of the named executive officers as disclosed in this proxy statement will be approved by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.  This is not considered a routine matter and brokers may not vote without instructions from the stockholder.  Abstentions and broker non-votes will count as votes against the proposal.

If no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

The board of directors unanimously recommends that you vote “FOR” Proposal No. 3.

PROPOSAL NO. 4

ADVISORY VOTE ON FREQUENCY OF FUTURE STOCKHOLDER VOTES ON NAMED EXECUTIVE
OFFICER COMPENSATION

As required under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are also entitled to vote at the Annual Meeting regarding whether future stockholder votes to approve the compensation of the named executive officers should occur every one, two, or three years.  Stockholders also have the option to abstain from voting on this matter.  Although this vote is an advisory vote only and is not binding on Verint or the board of directors, the compensation committee and the board of directors value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future stockholder votes on named executive officer compensation.

The board of directors has determined that an advisory stockholder vote on executive compensation every three years is the best approach for Verint and its stockholders for a number of reasons, including the following:

•	A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of Verint’s short-term and long-term incentive programs, compensation strategies and company performance;

•

A three-year cycle provides the board of directors and the compensation committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement any desired changes to our executive compensation program; and

•	Our status as a controlled company, with representatives of our majority stockholder on our board of directors, compensation committee, and corporate governance and nominating committee.

The advisory vote regarding the frequency of future stockholder votes described in this Proposal 4 will be determined by the option receiving the highest number (a plurality) of the votes cast. This is not considered a routine matter and brokers may not vote without instructions from the stockholder.  Because this proposal need only be approved by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect the outcome of the vote.

If no voting specification is made on a properly returned or voted proxy card, the person or persons voting your shares pursuant to instructions by proxy card will vote for 3 YEARS as the frequency of future stockholder votes on named executive officer compensation.

The board of directors unanimously recommends that you vote for “3 YEARS” under Proposal No. 4.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2011 Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, the person or persons voting your shares pursuant to instructions by proxy card will vote your shares in accordance with their best judgment on such matters. The chairman of the 2011 Annual Meeting may refuse to allow presentation of a proposal or a nominee for the board of directors if the proposal or nominee was not properly submitted.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

All of our employees, including our executive officers, are required to comply with our Code of Conduct. Additionally, our Chief Executive Officer, Chief Financial Officer, and senior officers must comply with our Code of Business Conduct and Ethics for Senior Officers. The purpose of these corporate policies is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The text of the Code of Conduct and the Code of Business Conduct and Ethics for Senior Officers is available on our website (www.verint.com) under the “Investor Relations” tab. We intend to disclose on our website any amendment to, or waiver from, a provision of our policies as required by law.

Board Leadership Structure and Role in Risk Oversight

The board of directors believes that the person who holds the position of our Chief Executive Officer should also serve as one of our directors. We currently separate the roles of Chief Executive Officer and Chairman of the Board which reflects our belief at this time that our stockholders’ interests are best served by the day-to-day management direction of the company under Mr. Bodner, as President and Chief Executive Officer, and the experience and vision brought to the board of directors by our Chairman, Mr. Burdick.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chairman whose sole job is leading the board, allowing our Chief Executive Officer to focus on running the company.  In addition, our Chief Executive Officer is most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy, while our Chairman provides guidance to the Chief Executive Officer, presides over meetings of the full board of directors, and brings a depth of varied business and extensive management experience, including service on the boards of multiple public companies, to our organization.  We believe our Chief Executive Officer and our Chairman have a good working relationship that has allowed Mr. Burdick to make a good transition into the role of Chairman and will allow him to focus on the current challenges of the board.

The board of directors, as a whole, and in particular the audit committee of the board of directors, has an active role in overseeing management of our risks.  The board of directors believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the board of directors or relevant committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The board of directors and audit committee of the board of directors regularly receive information regarding our financial position, operations, and strategy from senior management.  During its review of such information, the board of directors discusses, reviews, and analyzes risks associated with each area. The compensation committee of the board of directors discusses, reviews, and analyzes risks associated with our executive compensation plans and arrangements. See “Compensation Discussion and Analysis” for additional information. The audit committee of the board of directors oversees management of financial and compliance risks and potential conflicts of interest, and the entire board of directors is regularly informed through audit committee reports about such risks.  Under the oversight of the board of directors and the audit committee, we have also implemented programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.  For example, we have implemented an enterprise risk assessment to identify, assess, govern and manage risks and a quarterly survey process which seeks to ensure that material information about our operations, finances, and compliance activities are effectively conveyed to senior management on a timely basis.

Director Independence; Controlled Company Exemption

As required by the rules of NASDAQ, the board of directors evaluates the independence of its members at least once annually and at other appropriate times (e.g., in connection with a change in employment status or other significant status changes) when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

The board of directors has determined that Messrs. DeMarines, Myers, and Safir are “independent” for purposes of NASDAQ’s governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)), and, with respect to Messrs. DeMarines, Myers, and Safir, the requirements of both the SEC and NASDAQ that all members of the audit committee satisfy a special “independence” definition.  The full board of directors has determined that Messrs. DeMarines, Myers, and Safir not only are “independent” under the objective definitional criteria established by the SEC and NASDAQ, but also qualify as “independent” under the separate, subjective determination required by NASDAQ that, as to each of these directors, no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Prior to becoming Comverse’s Chief Executive Officer in March 2011, Mr. Burdick also qualified as an independent director of Verint.  Both our audit committee and our stock option committee are composed solely of independent directors.  The board of directors also has determined that Mr. Myers is an “audit committee financial expert”, as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Mr. Myers’ experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the audit committee and/or the board of directors.

The remaining members of the board of directors do not satisfy these “independence” definitions because they are either executive officers of ours or have been chosen by and/or are affiliated with our controlling stockholder, Comverse, in a non-independent capacity. Because we are eligible to be a “controlled company” (within the meaning of relevant NASDAQ Listing Rule 5615(c)), we are exempt from certain NASDAQ Listing Rules that would otherwise require us to have a majority independent board and fully independent standing nominating and compensation committees. We determined that we are such a “controlled company” because Comverse holds more than 50% of the voting power for the election of our directors. If Comverse’s voting power were to fall below this level, however, we would cease to be permitted to rely on the controlled company exception and would be required to have a majority independent board and fully independent standing nominating and compensation committees. The board of directors has determined that a board consisting of between seven and thirteen members is appropriate at the current time and has currently set the number at thirteen members, and will evaluate such determination from time to time. As of the date of this proxy statement, the board of directors consists of eight directors (with five vacancies) and has four standing committees: the corporate governance and nominating committee, the audit committee, the compensation committee, and the stock option committee.  As of the date of this proxy statement, four of our eight directors are Comverse designees who do not qualify as independent directors.  Comverse has advised us that it plans, in the future, to propose to our board of directors that, in accordance with our bylaws, the board of directors fill one of its vacancies with a future designee of Comverse, so as to cause a majority of our board of directors to consist of designees of Comverse and, on an ongoing basis, to continue to cause a majority of our board of directors to consist of designees of Comverse.

Director Compensation

Director Compensation for the Year ended January 31, 2011

The following table summarizes the cash and equity compensation earned by each member of the board of directors during the year ended January 31, 2011 for service as a director.

		Fees Earned or Paid in Cash	Stock Awards		Option Awards	Total
Name		($)(1)	($)(2)		($)(2)	($)
Baker, Paul	(3)	—	—		—	—
Bodner, Dan		—	—		—	—
Bunyan, John	(3)	—	—		—	—
Burdick, Charles	(3)	24,218	49,861	(6)	—	74,079
Dahan, Andre	(3)	—	—		—	—
DeMarines, Victor		129,875	122,000	(7)	—	251,875
Minihan, Kenneth	(4)	142,250	183,785	(7),(8)	—	326,035
Myers, Larry		161,000	122,000	(7)	—	283,000
Safir, Howard		126,083	122,000	(7)	—	248,083
Shah, Shefali	(3)	—	—		—	—
Swad, Stephen	(3), (5)	—	—		—	—
Wright, Lauren	(3), (4)	—	—		—	—

(1)	Represents amount earned for board of directors service during the year indicated regardless of the year of payment.

(2)	Reflects the aggregate grant date fair value computed in accordance with applicable accounting standards.

(3)	Comverse-designated director.

(4)	Did not stand for re-election at the Fiscal 2010 Annual Meeting of Stockholders.

(5)	Resigned from the board of directors October 10, 2010.

(6)

On January 6, 2011, Mr. Burdick received an award of 1,522 restricted stock units in respect of his partial year of service on the board of directors for the year ended January 31, 2011, which award vests on May 16, 2011. The grant date fair value of this award is based on the $32.76 closing price of our common stock on January 6, 2011. Prior to becoming Comverse’s Chief Executive Officer in March 2011, Mr. Burdick qualified as an independent director of Verint and was compensated accordingly.

(7)

On March 18, 2010, each of Messrs. DeMarines, Minihan, Myers, and Safir received an award of 5,000 shares of restricted stock in respect of board of directors service for the year ended January 31, 2011, which awards vest on May 16, 2011. The grant date fair value of these awards is based on the $24.40 closing price of our common stock on March 18, 2010. On January 6, 2011, the board of directors accelerated the vesting of Mr. Minihan’s award in connection with his departure from the board.

(8)

On January 6, 2011, Mr. Minihan received a fully-vested award of 1,886 restricted stock units in connection with his departure from the board. The grant date fair value of this award is based on the $32.76 closing price of our common stock on January 6, 2011.

The following table summarizes the aggregate number of unvested stock options and unvested shares of restricted stock or restricted stock units held by each member of our board of directors (granted for service as a director) as of January 31, 2011.

Name	Unvested Options (#)	Unvested Stock Awards (#)
Baker, Paul	—	—
Bodner, Dan	—	—
Bunyan, John	—	—
Burdick, Charles	—	1,522
Dahan, Andre	—	—
DeMarines, Victor	—	5,000
Minihan, Kenneth	—	—
Myers, Larry	—	5,000
Safir, Howard	—	5,000
Shah, Shefali	—	—
Swad, Stephen	—	—
Wright, Lauren	—	—

Non-Independent Directors

For the year ended January 31, 2011, our non-independent directors, including certain Comverse designees and employee directors, did not receive any cash compensation for serving on the board of directors or any committee of the board of directors. These directors may receive grants of stock options or other equity awards for their service on the board of directors, in the discretion of the board of directors. None of the Comverse designated directors received an equity grant in the year ended January 31, 2011, other than Mr. Burdick who received a grant prior to becoming Comverse’s Chief Executive Officer in March 2011. Mr. Bodner has not been separately compensated for his service on the board of directors. On September 7, 2010, our board of directors adopted stock ownership guidelines for our executive officers and non-employee directors who are compensated by us for their services. See “— Compensation Discussion and Analysis — Stock Ownership Guidelines.”  Our insider trading policy prohibits, among other things, all personnel (including directors) from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities.

All directors (whether or not independent) are eligible to be reimbursed for their out-of-pocket expenses in attending meetings of the board of directors or of committees of the board of directors.

Independent Directors

The board of directors is responsible for establishing independent director compensation arrangements based on recommendations from the compensation committee. These compensation arrangements are designed to provide competitive compensation necessary to attract and retain high quality independent directors. The compensation committee annually reviews the independent director compensation arrangements based on market studies or trends and from time to time engages an independent compensation consultant to prepare a customized peer group analysis. During our extended filing delay period, the compensation committee and the board of directors also placed special focus on the work load associated with the completion of our internal investigation, restatement, audits, and outstanding SEC filings in establishing independent director compensation arrangements.

In the year ended January 31, 2011, our independent directors received both an annual cash retainer (paid quarterly) as well as per meeting fees for attendance of meetings of the board of directors and committees of the board of directors. Independent directors also receive an annual equity grant and receive an annual fee for service as the chair of the board of directors or a committee.  Prior to becoming Comverse’s Chief Executive Officer in March 2011, Mr. Burdick qualified as an independent director of Verint and was compensated accordingly.

As a result of the increased work load and time commitment associated with serving as a director during our extended filing delay period, during this period, independent directors also received a special quarterly cash retainer (for the duration of our extended filing delay period, which period ended in the quarter ended July 31, 2010) and a per diem fee for work done outside of board of directors and committee meetings.  This special cash retainer and the per diem fees for work done outside of meetings have now been discontinued.

The following table summarizes the compensation package for our independent directors for the year ended January 31, 2011:

Component of Compensation	Amount
Annual retainer (per annum)	$50,000
Board meeting fee	$1,500
Committee meeting fee	$750
Annual equity grant (pro rated for partial years of service)	5,000 shares of restricted stock or RSUs (vesting at end of service year)
Special quarterly retainer (per quarter)	$10,000
Chairmanship fee (per annum)	Board	$25,000
	Audit	$20,000
	Compensation	$10,000
	Stock Option	$5,000
	Governance	$7,500
Per diem fee (for work outside meetings)	$2,500

On March 19, 2009, the special quarterly retainer for Mr. Myers, chairman of the audit committee, was increased to $20,000 per quarter for the duration of our extended filing delay period (which period ended in the quarter ended July 31, 2010) in recognition of his special role and added responsibilities in overseeing the completion of our restatement and audits.  As noted above, this special retainer has now been discontinued.

As part of its ongoing evaluation of independent director compensation, our board of directors revised the compensation package for our independent directors effective for the year ending January 31, 2012, as follows:

•	An annual equity grant with grant date value of $120,000, subject to one-year vesting;

•	$50,000 annual cash retainer (unchanged);

•	No per-meeting fees; and

•	Annual board and committee chairmanship fees as set forth below:

Board	$25,000
Audit	$20,000
Compensation	$10,000
Stock Option	$5,000
Governance	$5,000

Because the chairmanship of our board of directors, our compensation committee, and our corporate governance and nominating committee are presently held by Mr. Burdick, who ceased to qualify as an independent director in connection with becoming Chief Executive Officer of Comverse in March 2011, these chairmanship fees are not currently being paid.

Board Attendance

The board of directors held twenty-four meetings during the year ended January 31, 2011. During that period, each incumbent director attended over 75% of the meetings of the board of directors and the committees on which he or she served that were held during his or her tenure as director. As a general matter, all directors are encouraged to attend our Annual Meeting of Stockholders. Our last Annual Meeting of Stockholders was on January 6, 2011. At that meeting, nine of the eleven former members of the board of directors were present, either in person or telephonically, including all eight of our current directors. All of our board members are expected to attend the 2011 Annual Meeting. Our independent directors hold executive sessions outside the presence of management regularly (and in any event, at least twice a year).

Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with our board of directors, a board committee, or with an individual director may do so by sending an email to boardofdirectors@verint.com or writing to such group or persons at:

Verint Systems Inc.

330 South Service Road

Melville, New York 11747

Attention: Secretary

Communications should specify the addressee(s) and the general topic of the communication. Our Secretary will review and sort communications before forwarding them to the addressee(s). Concerns relating to accounting or auditing matters or possible violations of our Code of Conduct or our Code of Business Conduct and Ethics for Senior Officers should be reported pursuant to the procedures outlined in the Code of Conduct and the Code of Business Conduct and Ethics for Senior Officers, as applicable, which are available on our website (www.verint.com) under the “Investor Relations” tab.

Committees of the Board of Directors

As of the date of this proxy statement, the board of directors consists of eight directors and has four standing committees to assist it in carrying out its obligations: the corporate governance and nominating committee, the audit committee, the compensation committee, and the stock option committee.

Each standing committee other than the stock option committee has adopted a formal charter that describes in more detail its purpose, organizational structure, and responsibilities. A copy of the committee charters for our corporate governance and nominating committee, audit committee, and compensation committee can be found on our website (www.verint.com). A description of each committee and its membership follows.

Corporate Governance and Nominating Committee

For the year ended January 31, 2011 (through January 6, 2011), our corporate governance and nominating committee consisted of Messrs. Dahan, DeMarines, and Safir, and Ms. Wright (Chair).  In connection with Ms. Wright’s departure from the board of directors on January 6, 2011, Mr. Burdick became chairman of this committee. In connection with Mr. Dahan’s departure as a director and Chairman of the Board of Directors on March 4, 2011, he ceased to be a member of this committee.

The corporate governance and nominating committee met five times during the year ended January 31, 2011.

The corporate governance and nominating committee’s responsibilities are set forth in its charter and include, among other things (a) responsibility for establishing our corporate governance guidelines, (b) overseeing the board of director’s operations and effectiveness, and (c) identifying, screening, and recommending qualified candidates to serve on the board of directors. This committee was formed on September 11, 2007. Prior to this time, the nominating and corporate governance functions were performed by the full board of directors.

The corporate governance and nominating committee of the board of directors makes recommendations on director nominees to the board of directors and will consider director candidates suggested by existing directors and stockholders if properly submitted in accordance with the applicable procedures set forth in our by-laws.  For a description of the process for nominating directors in accordance with our by-laws, please refer to “Stockholder Proposals for the 2012 Annual Meeting” in this proxy statement.  Pursuant to our Corporate Governance Guidelines contained within our Corporate Governance and Nominating Committee Charter, the corporate governance and nominating committee of the board of directors will seek members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with the highest ethical character and share the values of Verint. The assessment of candidates for the board includes an individual’s independence, as well as consideration of diversity, age, high personal and professional ethical standards, sound business judgment, personal and professional accomplishment, background and skills in the context of the needs of the board of directors. The corporate governance and nominating committee and the board of directors are also heavily influenced in selecting director candidates and nominees by our majority stockholder, Comverse.  Comverse has the right to designate all members for nomination to the board of directors, subject to applicable law and regulation, including NASDAQ’s governance listing standards and the requirements of the SEC, with respect to directors required to be “independent”, and may fill any vacancy resulting from a Comverse designee ceasing to serve as a director. As the sole holder of our Preferred Stock, Comverse also has the right to designate up to two directors to the board of directors if we fail to redeem the Preferred Stock when otherwise required to do so upon the occurrence of certain corporate events. See “Certain Relationships and Related Party Transactions” for further discussion of rights associated with our Preferred Stock. Comverse designees currently serving on our board of directors are Messrs. Baker, Bunyan, and Burdick, and Ms. Shah. In connection with its annual review of its charter, the corporate governance and nominating committee assesses the effectiveness of its selection criteria set forth in our Corporate Governance Guidelines. While the composition of the current board of directors reflects four Comverse designees, it also reflects diversity in business and professional experience, skills, age and gender.

Audit Committee

We have a separately designated standing audit committee established as contemplated by Section 10A of the Exchange Act. For the year ended January 31, 2011 (through January 6, 2011), our audit committee consisted of Messrs. Myers (Chair), DeMarines, Minihan, and Safir.  In connection with Mr. Minihan’s departure from the board of directors, on January 6, 2011, Mr. Burdick also joined this committee and served until his resignation on March 4, 2011 in connection with his appointment as Chief Executive Officer of Comverse, at which time he ceased to qualify as an independent director of Verint.  The board of directors has determined that all of the current members of the audit committee meet the relevant NASDAQ independence requirements. The board of directors has also determined that each member of the audit committee is “independent” and financially literate as required by the additional independence requirements for members of the audit committee pursuant to Rule 10A-3 under the Exchange Act and by NASDAQ Listing Rule 5605(c)(2). The board of directors has determined that Mr. Myers is an “audit committee financial expert”, as that term is defined by the SEC in Item 407(d) of Regulation S-K. The audit committee oversees the engagement of independent registered public accountants, reviews our annual financial statements and the scope of annual audits and considers matters relating to accounting policies and internal controls.

The audit committee met seventeen times during the year ended January 31, 2011.

The audit committee’s responsibilities are set forth in its charter and include, among other things:

•

assisting the board of directors in its oversight of our compliance with all applicable laws and regulations, which includes oversight of the quality and integrity of our financial reporting, internal controls, and audit functions as well as general risk oversight; and

•	direct and sole responsibility for appointing, retaining, compensating, and monitoring the performance of our independent registered public accounting firm.

A separate report of the audit committee is set forth in this proxy statement.

Compensation Committee

For the year ended January 31, 2011 (through January 6, 2011), our compensation committee consisted of Messrs. Dahan (Chair), DeMarines, and Minihan and Ms. Shah.  In connection with Mr. Minihan’s departure from the board of directors on January 6, 2011, Mr. Safir joined this committee. In connection with Mr. Dahan’s departure as a director and Chairman of the Board of Directors on March 4, 2011, Mr. Burdick joined this committee.

The compensation committee met seven times during the year ended January 31, 2011.

The compensation committee’s responsibilities are set forth in its charter and include, among other things, (i) approving compensation arrangements for our executive officers and (ii) making recommendations to the stock option committee and the board of directors regarding awards under our equity compensation plans.

The compensation committee has the authority to retain third-party consultants and independent advisors to discharge these responsibilities. Additional discussion regarding the role of third-party consultants, independent advisors, and our executive officers in determining or recommending the amount or form of executive compensation is included in the “Compensation Discussion and Analysis” section of this proxy statement.

A separate Compensation Committee Report is also set forth in this proxy statement.

Stock Option Committee

For the year ended January 31, 2011 (through January 6, 2011), our stock option committee consisted of Messrs. DeMarines, Minihan, Myers, and Safir. Mr. Minihan left the board of directors on January 6, 2011 and ceased to be a member of this committee.  The stock option committee is responsible for administering our stock incentive compensation plans and approving all grants of stock options and other forms of equity awards, except that equity grants to non-employee directors are approved by the full board of directors.

The stock option committee met two times during the year ended January 31, 2011.

EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers as of the date of this filing:

Name	Age	Position(s)
Dan Bodner	52	President, Chief Executive Officer, Corporate Officer, and Director
Peter Fante	43	Chief Legal Officer, Chief Compliance Officer, and Corporate Officer
Elan Moriah	48	President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions and Corporate Officer
David Parcell	57	Managing Director, EMEA and Corporate Officer
Douglas Robinson	55	Chief Financial Officer and Corporate Officer
Meir Sperling	62	President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer

Dan Bodner serves as our President, Chief Executive Officer, a director, and Corporate Officer. Mr. Bodner has served as our President and/or Chief Executive Officer and as a director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of ours when we were a wholly-owned subsidiary of Comverse. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse.

Peter Fante serves as our Chief Legal Officer, Chief Compliance Officer, and Corporate Officer. Mr. Fante was appointed as General Counsel in September 2002 and Chief Compliance Officer in September 2008.  He previously served as our Secretary from September 2005 to January 2011. Prior to joining us, Mr. Fante was an associate at various global law firms including Morrison & Foerster LLP, Shearman & Sterling, and Cadwalader, Wickersham & Taft LLP.

Elan Moriah serves as President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions global business lines and Corporate Officer. Mr. Moriah has served in such capacity since September 2008, having previously served as our President, Americas from May 2004 to August 2008 and as President of our Contact Center division from 2000 to 2004. Prior to joining us, Mr. Moriah held various management positions with Motorola Inc., where he served as Business Development Manager for Europe, Middle East, and Africa, Worldwide Network

Services Division and as Vice President of Marketing and Sales of a paging subsidiary. Before then, Mr. Moriah worked for Comet Software Inc., as Vice President of Marketing and Sales and as Operations Manager.

David Parcell serves as our Managing Director, EMEA (Europe, the Middle East, and Africa) and as Corporate Officer. He has served in such capacity since May 2001. Prior to joining us, Mr. Parcell served as Managing Director, EMEA and Corporate Officer for Aspect Software, Inc. from 1997 to 2001. Before then, Mr. Parcell held the positions of Managing Director of Co-Cam and General Manager at Datapoint Ltd., along with senior sales positions with Unisys and Olivetti.

Douglas Robinson has served as our Chief Financial Officer and Corporate Officer since December 2006. Prior to joining us, Mr. Robinson spent 17 years at CA Technologies (formerly CA, Inc. and Computer Associates International, Inc.), one of the world’s largest information technology management software companies, where he held the positions of Senior Vice President, Finance, Americas Division, Corporate Controller, Interim Chief Financial Officer, Chief Financial Officer of CA’s iCan SP subsidiary, and Senior Vice President Investor Relations, among other positions.

Meir Sperling serves as our President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer. Mr. Sperling has served in such capacity since 2000. He also served as President, APAC (Asia Pacific) from 2006 to 2007. Before joining us, Mr. Sperling served as Corporate Vice President of ECI Telecom Ltd. (“ECI”) as General Manager of its Business Systems Division, and Director of several ECI subsidiaries. Before then, Mr. Sperling held various management positions with Tadiran Telecommunications Communications Ltd. as well as with Tadiran Ltd and TEI, a U.S. subsidiary.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes in detail our executive officer compensation program and addresses how we made compensation decisions for the executive officers named below, which officers we refer to as our named executive officers, for the year ended January 31, 2011:

•	Dan Bodner, President and Chief Executive Officer and Corporate Officer

•	Douglas Robinson, Chief Financial Officer and Corporate Officer

•	Elan Moriah, President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions and Corporate Officer

•	Meir Sperling, President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer

•	David Parcell, Managing Director, EMEA and Corporate Officer

•	Peter Fante, Chief Legal Officer, Chief Compliance Officer, and Corporate Officer

This discussion covers the principles underlying our executive compensation policies and our most important executive compensation decisions for the year ended January 31, 2011, and provides our analysis of these policies and decisions.  We have included certain information in this “Compensation Discussion and Analysis” and this section generally for periods subsequent to January 31, 2011 that we believe may be useful for a more complete understanding of our compensation arrangements. While the focus of this discussion is on our compensation arrangements with our named executive officers (who we referred to in this section as our executive officers or just officers), in some cases we also provide information about compensation arrangements with our other executives or our employees generally where we believe it may be useful for providing context for our executive officer compensation arrangements.

Executive Summary

We are a global leader in Actionable Intelligence solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries — including over 85% of the Fortune 100 — use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. The goal of our executive compensation program is to offer a combination of compensation elements to help us attract, retain and motivate highly qualified executive officers to help us execute our business strategy, achieve our operational and strategic goals and create shareholder value.

Results for the Year Ended January 31, 2011

Some of our key business and operational results that were reflected in or drove our executive compensation decisions for the year ended January 31, 2011 were:

•	Increase in revenue from $703.6 million to $726.8 million;

•	Increase in operating income of more than 11% from $65.7 million to $73.1 million;

•	Increase in operating margins of almost 8% while steadily increasing investment in long-term growth initiatives;

•	Increase in diluted earnings per share of over 400%;

•	Completion and publication of all previously unfiled audited financial statements, resumption of timely filings with the SEC, and relisting of our common stock on the NASDAQ Global Market;

•	Remediation of all previously identified material weaknesses in our internal controls over financial reporting;

•	Settlement of an SEC injunctive action and dismissal of a Section 12(j) administrative proceeding;

•	Amendment of our credit agreement to relax applicable financial covenants and increase our available borrowing capacity; and

•

Completion of the strategic acquisition of Iontas Limited in our Enterprise Workforce Optimization Solutions segment as well as a technology acquisition in our Communications Intelligence and Investigative Solutions segment.

Pay-for-Performance Results

Based on these performance results and other relevant considerations, we took the following significant actions or made the following key decisions regarding executive compensation for the year ended January 31, 2011:

•

Provided only a modest 3% base salary increase and no target bonus increases from prior year levels for our executive officers other than our Chief Executive Officer, and an 8% base salary increase and no target bonus increase for our Chief Executive Officer, based on an assessment that cash compensation levels were, in general, already adequate to achieve our compensation goals;

•	Awarded officer bonus payouts in excess of target based, in part, on the overachievement of our revenue, operating income, and regional/unit performance goals;

•	Approved performance equity vesting levels in excess of target based, in part, on the overachievement of our revenue performance goal; and

•	Adopted stock ownership guidelines for our officers and non-employee directors who are compensated by us for their services.

Based on our review of our business and operational results for the year ended January 31, 2011 compared to our corresponding executive compensation decisions, we believe we successfully operated a “pay for performance” executive compensation program for the year ended January 31, 2011, as further discussed below.  The following discussion should be read together with the information we present in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

Compensation Philosophy and Design

Philosophy and Objectives of Compensation Program

The primary objectives of our executive officer compensation programs are to:

•	attract and retain highly qualified and effective officers by providing a total compensation package that is competitive in the market in which we compete for talent;

•	incentivize our executive officers to execute on our operational and strategic goals and reward the successful achievement of those goals; and

•	align the interests of our officers with those of our stockholders.

Our executive officer compensation packages have historically been, and continue to be, primarily comprised of a mix of base salary, annual cash bonus, and annual equity or equity-linked grant, plus limited perquisites. We believe this relatively simple mix of compensation elements allows us to successfully achieve the compensation objectives outlined above, however, the compensation committee periodically re-evaluates our compensation philosophy, objectives, and tools. In recent years, due to our extended filing delay period, we have also used supplementary incentives.

We believe a significant portion of each officer’s compensation should be “at-risk” by being tied to the performance of our business or our stock price. We implement this belief through the use of performance-based bonuses and performance-vested equity, for which payment or vesting is directly dependent on performance, as well as through the use of equity-based compensation generally, such as stock options, restricted stock, or restricted stock units (“RSUs”), the value of which depends on our stock price. We believe that equity-based compensation that is subject to vesting based on continued employment is also an effective tool for retaining our officers, aligning their interests with those of our stockholders, and for building long-term commitment to the company.  As further discussed below, during the year ended January 31, 2011, we also adopted stock ownership guidelines for our officers and non-employee directors who are compensated by us for their services.

Roles and Responsibilities in Determining Executive Compensation

The compensation committee of the board of directors determines the base salaries and bonus structure for our executive officers. The compensation committee also establishes the performance goals that are used to determine how much of an officer’s annual target bonus is ultimately earned and evaluates the company’s and the officer’s performance against these goals when determining actual bonus payments after the conclusion of the applicable performance period. The compensation committee is also responsible for overseeing our employee compensation programs generally, including our long-term incentive programs and any special compensation initiatives.

The stock option committee of the board of directors, which is comprised solely of independent directors, is responsible for administering our equity compensation programs, including final approval of all equity grants, based on recommendations on size, scope, and structure from the compensation committee. The stock option committee has approved all equity grants to all personnel since our 2002 initial public offering, except that equity grants to non-employee directors are approved by the full board of directors. Based on recommendations from the compensation committee, the stock option committee also establishes the performance goals that are used to determine how much of an officer’s performance-based equity award ultimately vests and evaluates the company’s and the officer’s performance against these goals when determining actual vesting levels after the conclusion of the applicable performance period.

In establishing the compensation packages for our executive officers each year, the compensation committee reviews the various components and amounts of compensation being considered for each officer through the use of “tally sheets” or similar compensation summaries. The compensation committee and the stock option committee work closely with each other in determining executive officer compensation. During the year there are also joint committee meetings to discuss executive compensation. The compensation committee is solely responsible for making final decisions on cash compensation for executive officers and the stock option committee is solely responsible for making final decisions on equity compensation for executive officers. Although the stock option committee makes all final decisions on equity compensation, it is influenced by the recommendations of the compensation committee with respect to size, scope, and structure of equity compensation, as further discussed below.

For the year ended January 31, 2011, the compensation committee engaged Pearl Meyer & Partners (“PM&P”) to prepare a peer group compensation “benchmarking” analysis for our officer compensation packages and to assist the compensation committee in structuring and evaluating proposed officer compensation packages.  From time to time, the compensation committee may also engage PM&P to advise on other compensation matters.  PM&P does not provide any other services to us except advising the compensation committee on compensation for our officers, directors, and other personnel. Any advice provided with respect to non-officer or director personnel has not exceeded $120,000 in fees and/or has been with respect to broad-based plans that do not discriminate in scope, terms, or operation in favor of our officers or directors and are available generally to all employees. We pay the cost for the consultant’s services. With the compensation committee’s permission or at the compensation committee’s request, selected members of senior management generally work cooperatively with the compensation consultant in preparing proposals for officer compensation packages or other executive compensation arrangements for consideration by the compensation committee. The compensation consultant at all times remains independent of management, however, and forms its own views with respect to the recommendations it makes to the compensation committee.   The compensation committee also met in executive session (outside the presence of management) both with and without PM&P during the year ended January 31, 2011.

With the exception of his own package, the Chief Executive Officer also provides input to the compensation committee and the stock option committee, as applicable, on each proposed executive officer compensation package. The Chief Executive Officer’s input to the compensation committee and the stock option committee on the executive officer compensation packages is based, among other things, on his views of each officer’s performance, skills and responsibilities, competitive factors, and internal pay equity considerations. Notwithstanding the Chief Executive Officer’s input, the compensation committee, and in the case of equity compensation, the stock option committee, exercise independent judgment on executive compensation and are solely responsible for final decisions on such matters.

Peer Group

The composition of the peer group used for benchmarking analyses prepared by the compensation consultant for the year ended January 31, 2011 was developed following discussions between the compensation committee, PM&P, and members of senior management. The companies included in the peer group for the year ended January 31, 2011 were selected from a sampling of publicly traded software and technology companies with businesses similar to ours and with annual revenues, market capitalizations, and/or enterprise values within a range above and below ours. In general, certain of our closest competitors do not fit within these parameters, either because they are much larger or much smaller than us, are privately held, or are foreign issuers who do not publicly file detailed compensation data.

For compensation for the year ended January 31, 2011, our compensation peer group consisted of:

•	ACI Worldwide, Inc.;

•	Compuware Corporation;

•	FLIR Systems, Inc.;

•	Informatica Corporation;

•	Lawson Software, Inc.;

•	Novell, Inc.;

•	Nuance Communications, Inc.;

•	Quest Software, Inc.;

•	Salesforce.com, Inc.;

•	Sybase, Inc.;

•	Teradata Corporation; and

•	TIBCO Software Inc.

The compensation peer group for January 31, 2011 reflects the elimination of McAfee Inc., Take-Two Interactive Software, Inc., and THQ Inc. from the group due to differences in business scope or company size and the addition of ACI Worldwide, Inc., Informatica Corporation, Teradata Corporation, and TIBCO Software Inc. in their place.

From time to time, the Compensation Committee also reviews general industry data, including data on the pay practices of other controlled companies.  This data is used to supplement the peer group data.

Overview of the Establishment of Officer Compensation for the Year Ended January 31, 2011

Elements of compensation were considered by the compensation committee individually and in the aggregate. Based on the benchmarking analysis, the compensation committee initially targeted cash compensation (salary and target bonus) at the 50th percentile of our peer group for target performance and equity compensation at the 75th percentile of our peer group (based on dollar value) for target performance. We believe that targeting cash compensation at the 50th percentile and equity compensation at the 75th percentile of our peer group ensures that we are well positioned to attract and retain the highest caliber of executive officer talent and properly incentivize our officers consistent with our compensation philosophy and objectives described above. We target equity compensation at a higher percentile than cash compensation because we believe that equity compensation fosters a greater sense of personal investment in our performance, further aligning officer incentives with the interests of our stockholders, and increasing the amount of officer compensation that is “at risk” by virtue of being dependent on our stock price.

Actual cash and equity target award levels for each executive officer are not, however, determined solely based on these benchmark guidelines.  In establishing actual cash and equity target award levels and the mix between cash compensation and equity compensation, the other factors considered by the compensation committee consist of:

•	the officer’s compensation for the previous year;

•	a subjective assessment of the officer’s performance in the previous year;

•	our performance in the previous year;

•	our growth, based on both financial and non-financial metrics, from the previous year;

•	our outlook, budget, and cash forecast for the upcoming year;

•	the proposed packages for the other executive officers (internal pay equity);

•	the proposed merit increases, if any, being offered to our employees generally;

•	the size of the aggregate equity pool available for awards for the year;

•	equity dilution and burn rates;

•	the value of and expense associated with previously awarded equity grants;

•	executive officer recruiting and retention considerations; and

•	compensation trends and competitive factors in the market for talent in which we compete.

For the year ended January 31, 2011, we did not target a specific ratio of equity to cash.

Subject to the parameters of our compensation philosophy, the compensation committee believes that it is appropriate for our Chief Executive Officer to be compensated more highly from both a cash and an equity perspective than our other executive officers, and this approach has been supported by our benchmarking analyses. In establishing the relative compensation of the other executive officers, in addition to the factors above and benchmarking analyses, the compensation committee is especially mindful of internal pay equity and takes into account differences in the scope of each officer’s responsibilities.

In addition, due to our previous extended filing delay period, in recent years, we placed increased emphasis on executive retention, particularly in sizing equity awards and in considering supplementary incentives in addition to our regular executive officer compensation packages.  See “— Compensation and Awards During Our Extended Filing Delay Period” below for more information.

Elements of Compensation

Base Salary

Initial base salaries for our executive officers are generally negotiated by us with the officer upon hiring based on prior compensation history, salary levels of our other executive officers, geographic location, and benchmarking data. Base salaries for our executive officers are then subject to adjustment annually by the compensation committee as part of its regular compensation review process based on the benchmarking process and the other factors described above, as well as special achievements, promotions, and other facts and circumstances specific to the individual officer. For the year ended January 31, 2011, officer base salaries, other than for our Chief Executive Officer, were increased by 3%, consistent with the average merit increase given to other high performing employees, based on an assessment that cash compensation levels were, in general, already adequate to achieve our compensation goals.  Our Chief Executive Officer’s base salary was increased approximately 8% from $600,000 to $650,000, effective May 1, 2010, based on the results of our benchmarking analysis which showed that his base salary was below the 50th percentile of our peer group.

Annual Bonus

Each of our executive officers is eligible to receive an annual cash bonus. As with base salaries, target bonuses are established annually by the compensation committee as part of its regular compensation review process. In establishing target bonuses, in addition to the factors considered as part of the compensation review process generally, the compensation committee also considers the target bonus set forth in the each executive officer’s employment agreement (if applicable), as well as special achievements, promotions, and other facts and circumstances specific to the individual officer.  Even if an officer’s employment agreement provides for a specified target bonus (a target bonus below which an officer may have “good reason” to resign under his employment agreement) and the compensation committee established a bonus target for such officer, there is no guarantee that the officer will receive an annual bonus payout. Actual bonuses are instead paid based on company and officer performance by reference to pre-defined performance goals established by the compensation committee as part of the regular compensation review process.  The target and actual bonuses for each of our executive officers for the year ended January 31, 2011 are summarized in the table under “— Calculation of Annual Bonus Payouts for the Year Ended January 31, 2011” below.

Performance goals for January 31, 2011 annual bonuses were based on revenue, a measure of profitability, a measure of cash generation, and the achievement of management business objectives, which we refer to as MBOs.  For the year ended January 31, 2011, the measure of profitability was operating income and the measure of cash generation was operating cash flow.   The compensation committee elected to move from days sales outstanding as the measure of cash generation in the January 31, 2010 bonus plans to operating cash flow in the January 31, 2011 bonus plans because the committee felt that it was a more accurate measure of cash generation.  For executive officers with responsibility for a specific operating unit, unit revenue and unit profitability goals (contribution margin) are also incorporated into the officer’s performance goals. MBOs are tailored to each officer’s function within the company and are approved by the compensation committee in connection with the establishment of annual bonus plans.  For the year ended January 31, 2011, the MBOs consisted of qualitative/subjective performance goals (such as the completion of our then-outstanding SEC filings and audits or implementing strategic or compliance plans), as well as additional quantitative goals (such as achievement of operating unit budget targets) for officers with responsibility for a specific operating unit.  The compensation committee also elected to increase the weighting of the MBO component from 10% in the year ended January 31, 2010 to 20% for the year ended January 31, 2011 because the committee believed that qualitative/subject performance goals were underweighted in the January 31, 2010 officer bonus plans.

The compensation committee uses the same budget prepared by management and approved by our board of directors for operating our business in establishing the applicable quantitative financial goals for executive officer bonuses. This operating budget is prepared annually through a highly detailed, bottom-up process involving dozens of employees around the world from each of our three operating segments and global support functions and represents a consensus view from the organization on the performance we can drive from our business. In building the budget, we also analyze our transaction pipeline, speak with customers and partners, and consider projected industry growth rates from analysts and other third-party sources. We believe that using the same budget for operating the business and for establishing annual compensation performance goals helps to maximize the alignment between the interests of our executive officers and our stockholders.

Because our budget is an internal tool primarily designed to assist management and the board of directors in understanding and managing the operations of the business, it uses measures of revenue and operating income that are different from their generally accepted accounting principles, or GAAP, counterparts. As a result, because the compensation committee establishes the compensation performance goals using this same budget, these performance goals are also different from their GAAP counterparts. The following table summarizes the differences between our reported GAAP revenue, operating income, and cash flow from operations and the corresponding measures used for our operating budget and our compensation performance goals, subject to any additional adjustments the compensation committee may deem appropriate in a particular period:

Budget / Performance Goal Metric	Differences from Corresponding GAAP Metric
Revenue

GAAP revenue excluding the impact of certain extraordinary business transactions and fair value adjustments relating to future support obligations under acquired contracts which would otherwise have been recognized on a stand-alone basis, as well as adjustments for sales concessions related to accounts receivable balances that existed prior to the date of an acquisition.

Operating income

GAAP operating income, adjusted for revenue as described above, and adjustments related to acquisitions including amortization of acquisition-related intangible assets, integration costs, acquisition-related write-downs, impairment of goodwill and intangible assets, and special legal costs and settlement income, as well as adjustments for stock-based compensation, expenses related to our restatement and extended filing delay, and certain other non-cash or non-recurring charges, including restructuring costs.

Operating cash flow

GAAP cash from operations adjusted for professional fees associated with our restatement and extended filing delay, cash-settled stock awards, cash paid for interest on debt, excess tax benefits from stock award plans, purchases of treasury stock, dividends paid to noncontrolling interest, cash paid to settle notes, net cash paid to settle foreign exchange derivative contracts not designated as hedges, effect of exchange rate changes on cash and cash equivalents, and cash income received on investments.

The financial performance goals established by the compensation committee for the year ended January 31, 2011 were in the form of a range in which an officer could achieve 60% of his target bonus at the low end of the performance range (or threshold), 100% of his target bonus at the middle of the performance range (target performance), and up to 200% of his target bonus at the high end of the performance range.  For performance below the applicable threshold, the officer was not entitled to any bonus for that goal.  For performance falling between points in the range, the bonus payout was calculated on a linear basis between those points. The compensation committee’s objective in establishing a range was to align the bonus payout with actual performance.  The compensation committee did not attempt to identify a point in the range where it was as likely that the officer would fail to achieve the goal as it was that he would achieve the goal. Similarly, the MBO goals incorporated into each officer’s bonus plan were designed to require strong performance on the part of the officer, but were not intended to be so difficult to achieve that it was more likely than not that the officer would be unable to reach the goal.

In an effort to satisfy the requirements for deductibility of certain compensation under Section 162(m) of the Internal Revenue Code, for the year ended January 31, 2011, the independent members of the compensation committee established a maximum bonus pool for the executive officers equal to 3% of our budgeted non-GAAP operating income for the year ended January 31, 2011, which pool was then allocated among the executive officers on a percentage basis. The compensation committee also established target bonuses (below the amounts expected to result from the percentage allocations of the pool) and retained discretion to reduce the percentage allocations of the pool to or below these target bonus amounts based on, among other things, the level of achievement of the performance goals adopted by the compensation committee or the occurrence of extraordinary events, provided that any such adjustments were consistent with and subject to the requirements set forth in Section 162(m) of the Internal Revenue Code and did not result in an actual bonus payout that was less than 80% of the amount such executive officer would receive, if any, if bonuses were based solely on the financial performance goals (in other words, excluding for this purpose the MBO goal).

In establishing target bonuses for the executive officers other than Mr. Bodner, the compensation committee set the target bonus for Messrs. Robinson and Moriah at approximately 60% of base salary and the target bonus for Messrs. Sperling, Parcell, and Fante at 40-50% of base salary. These target bonuses were based on the target bonus specified by the officer’s employment agreement (if applicable) and the regular compensation review process, including the committee’s review of benchmarking data provided by PM&P. Mr. Bodner’s target bonus was also based on benchmarking data provided by PM&P as part of the regular compensation review process, but was not based on a percentage of his base salary.  For the year ended January 31, 2011, we did not increase target bonuses for our executive officers based on an assessment that cash compensation levels were, in general, already adequate to achieve our compensation goals.

Calculation of Annual Bonus Payouts for the Year Ended January 31, 2011

The following table summarizes the specific approach taken by the compensation committee for establishing annual bonus payouts for each executive officer for the year ended January 31, 2011.  In addition to evaluating each officer’s performance against the quantitative and qualitative goals established as part of his plan at the beginning of the performance period, in establishing bonus payouts for the year ended January 31, 2011, including the determination of MBO achievement levels and the extent to which negative discretion should be exercised, the compensation committee also considered the following key business and operational results for the year ended January 31, 2011:

•	Completion and publication of all previously unfiled audited financial statements, resumption of timely filings with the SEC, and relisting of our common stock on the NASDAQ Global Market;

•	Remediation of all previously identified material weaknesses in our internal controls over financial reporting;

•	Settlement of an SEC injunctive action and dismissal of a Section 12(j) administrative proceeding;

•	Amendment of our credit agreement to relax applicable financial covenants and increase our available borrowing capacity; and

•

Completion of the strategic acquisition of Iontas Limited in our Enterprise Workforce Optimization Solutions segment as well as a technology acquisition in our Communications Intelligence and Investigative Solutions segment.

			Target Bonus
Name	Description of Bonus Plan	Max % Bonus Pool	% of Bonus Pool	$		Calculated Achievement Against Performance Goals	Calculated Payout Percentage(3)		Payout Amount(4)
Bodner	Bonus based 30% on company revenue, 30% on company operating income, 20% on cash flow, and 20% on MBOs.	40.76%	12.5%	$600,000		Company revenue: 101.7% Company operating income: 115.4% Cash Flow: 106.5% MBO: 100%	114.8 138.4 115.3 100.0	% % % %	$714,065
Robinson	Bonus based 30% on company revenue, 30% on company operating income, 20% on cash flow, and 20% on MBOs.	14.43%	4.4%	$212,400		Company revenue: 101.7% Company operating income: 115.4% Cash Flow: 106.5% MBO: 98.3%	114.8 138.4 115.3 98.3	% % % %	$252,057
Moriah	Bonus based 30% on company revenue, 30% on company operating income, 20% on cash flow, and 20% on MBOs.	14.43%	4.4%	$212,400		Company revenue: 101.7% Company operating income: 115.4% Cash Flow: 100% MBO: 95%	114.8 138.4 115.3 95.0	% % % %	$250,655
Sperling	Bonus based 15% on company revenue, 15% on company operating income, 20% on unit revenue, 20% on unit contribution margin (relating to the unit for which Mr. Sperling was responsible), 10% on cash flow, and 20% on MBOs.	11.09%	3.4%	$163,300	(1)	Company revenue: 101.7% Company operating income: 115.4% Unit revenue: 95.9% Unit contribution margin: 124.4% Cash Flow: 106.5% MBO: 100%	114.8 138.4 92.3 148.2 115.3 100.0	% % % % % %	$208,759
Parcell	Bonus based 15% on company revenue, 15% on company operating income, 20% on unit revenue, 20% on unit contribution margin (relating to the unit for which Mr. Parcell was responsible), 10% on cash flow, and 20% on MBOs.	8.26%	2.5%	$121,600	(2)	Company revenue: 101.7% Company operating income: 115.4% Unit revenue: 107.0% Unit contribution margin: 117.7% Cash Flow: 106.5% MBO: 95%	114.8 138.4 127.4 134.2 115.3 95.0	% % % % % %	$150,014
Fante	Bonus based 30% on company revenue, 30% on company operating income, 20% on cash flow, and 20% on MBOs.	11.04%	3.4%	$162,500		Company revenue: 101.7% Company operating income: 115.4% Cash Flow: 106.5% MBO: 100%	114.8 138.4 115.3 100.0	% % % %	$193,393

(1)	Shown in U.S. dollars for comparative purposes only. Mr. Sperling’s target bonus is set in his local currency and for the year ended January 31, 2011 was NIS 619,000.

(2)	Shown in U.S. dollars for comparative purposes only. Mr. Parcell’s target bonus is set in his local currency and for the year ended January 31, 2011 was £80,000.

(3)	See the “Performance vs. Calculated Payout Matrices” table below for additional information on how the payout percentage was calculated for each goal.

(4)

The payout amounts for Messrs. Parcell and Sperling reflect the impact of applicable exchange rates on the applicable payment dates or date of board approval if payment had not been made as of the date of this proxy statement.

Performance vs. Calculated Payout Matrices

(except as noted below, applies to each officer on a goal by goal basis based on the officer’s individualized bonus plan per the table above)

Percentage of Company Revenue Goal Achieved	Payout Percentage (for goal)
Less than 93%	0%
93%	60%
94%	70%
95%	80%
98%	90%
100%	100%
103%	125%
106%	150%
110% or more	200%

Percentage of Company Operating Income Goal Achieved	Payout Percentage (for goal)
Less than 72%	0%
72%	60%
75%	70%
80%	80%
92%	90%
100%	100%
110%	125%
120%	150%
135% or more	200%

Percentage of Company Cash Flow Goal Achieved	Payout Percentage (for goal)
Less than 70%	0%
70%	60%
73%	70%
79%	80%
91%	90%
100%	100%
111%	125%
121%	150%
137% or more	200%

Sperling: Percentage of Unit Revenue Goal Achieved	Payout Percentage (for goal)
Less than 79%	0%
79%	60%
84%	70%
89%	80%
95%	90%
100%	100%
105%	125%
111%	150%
116% or more	200%

Sperling: Percentage of Unit Contribution Margin Goal Achieved	Payout Percentage (for goal)
Less than 49%	0%
49%	60%
62%	70%
75%	80%
87%	90%
100%	100%
113%	125%
125%	150%
138% or more	200%

Parcell: Percentage of Unit Revenue Goal Achieved	Payout Percentage (for goal)
Less than 78%	0%
78%	60%
83%	70%
90%	80%
95%	90%
100%	100%
106%	125%
112%	150%
118% or more	200%

Parcell: Percentage of Unit Contribution Margin Goal Achieved	Payout Percentage (for goal)
Less than 55%	0%
55%	60%
65%	70%
79%	80%
89%	90%
100%	100%
113%	125%
125%	150%
137% or more	200%

In addition to their regular annual bonuses, each of our officers other than Mr. Bodner received payment of the first half of his 2009 retention bonus in April 2010, which equaled $125,000 in the case of Messrs. Robinson, Moriah, and Fante and $100,000 in the case of Messrs. Parcell and Sperling.  See “- 2009 Retention Awards” below for more information.

Equity Awards

Each of our executive officers is eligible to receive an annual equity award. Equity awards for executive officers are normally made as part of our regular annual equity grant to employees. Annual equity awards are established by the stock option committee based on recommended award levels resulting from the compensation committee’s regular compensation review process, following the establishment of an aggregate award pool by the compensation committee and the stock option committee for all participants in the annual equity grant.  In establishing each officer’s recommended annual equity award, in addition to the factors considered as part of the compensation review process generally, the compensation committee considers the portion of the aggregate pool being allocated to the officers in relation to the other participants and places special focus on internal pay equity among the officers.

Where possible, the board of directors (or the compensation committee or stock option committee) endeavors to establish the grant date well in advance of the grant and to schedule vesting dates to occur at a time when we would not normally be in a quarterly trading blackout (to reduce the chances that vesting-related tax events occur during blackout periods). Apart from seeking to grant or schedule vesting dates outside of blackout periods, we do not time our grants by reference to the release of earnings or other material information.

In recent years, we have used RSUs as our preferred form of equity award.  The compensation committee periodically reviews the elements of compensation it uses, however, and we may in the future incorporate other award forms, including stock options, in our officer compensation packages. To the extent that stock options are used, the exercise price of such options is the closing price of our stock on the date of board of directors or stock option committee approval.

Since the beginning of the year ended January 31, 2008, annual equity awards for our executive officers have been divided evenly between time-vested awards and performance-vested awards. We moved to this 50-50 mix in order to further align officer incentives with company performance and increase the extent to which officer compensation is “at risk”.  Time-based equity awards for officers vest in equal portions over a three-year period.  Performance-based equity awards for officers vest in three tranches corresponding to three separate performance periods, each concluding at the end of a fiscal year.  The stock option committee sets the performance goal for each such performance period following the beginning of the applicable performance period.  We believe that waiting until the beginning of the applicable performance period to set the performance goal for that period allows greater precision in tailoring the incentive and retention effect of these awards than would setting the goals for all periods at the time of grant.

The performance goal for each such performance period is revenue and is set using the same methodology as described above under “— Elements of Compensation — Annual Bonus” for annual bonus goals.  The revenue performance goal established by the stock option committee for the performance period ended January 31, 2011 was in the form of a range in which an officer could earn 60% of the award for the applicable performance period at the low end of the performance range (or threshold) and 100% of the award at target performance.  For the officer equity awards approved in the years ended January 31, 2010 and January 31, 2011, the stock option committee also provided for the opportunity to earn in excess of 100% of the target award (up to 200%) in the event actual performance exceeded target performance for the January 31, 2011 performance period.  Performance awards granted in prior years did not provide for such an opportunity to overachieve. For performance that falls between points on the range, the amount earned is calculated on a linear basis between those points.

Calculation of Performance Equity Vesting for the Year Ended January 31, 2011

The stock option committee determines the amount earned by each officer under his outstanding performance equity awards after the results for the applicable performance period are finalized.  The following table summarizes the performance versus payout matrices established by the stock option committee for the performance period ended January 31, 2011, as well as the actual goal achievement and vesting levels for the outstanding performance equity awards:

Performance vs. Payout Matrix (for third tranche of awards approved May 28, 2008)
Opportunity		Payout
Percentage of Revenue Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Revenue Goal Actually Achieved	Percentage of Performance Shares Actually Earned for Period
Less than 93%	0%	101.7%	100%
93%	60%
100% or more	100%

Performance vs. Payout Matrix (for second tranche of awards approved March 4, 2009 or May 20, 2009)
Opportunity		Payout
Percentage of Revenue Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Revenue Goal Actually Achieved	Percentage of Performance Shares Actually Earned for Period
Less than 93%	0%	101.7%	116.5%
93%	60%
100%	100%
110% or more	200%

Performance vs. Payout Matrix (for first tranche of awards approved March 17, 2010)
Opportunity		Payout
Percentage of Revenue Goal Achieved	Percentage of Performance Shares Eligible to be Earned for Period	Percentage of Revenue Goal Actually Achieved	Percentage of Performance Shares Actually Earned for Period
Less than 93%	0%	101.7%	116.5%
93%	60%
100%	100%
110% or more	200%

Other Pay Elements

Except as described below with respect to our extended filing delay period, we do not currently make use of other equity or cash based long-term incentive compensation arrangements, defined-benefit plans, or deferred compensation plans. We provide a limited amount of perquisites to our executive officers, which vary from officer to officer and region to region and include:

•	use of a company car or an annual car allowance,

•	fuel reimbursement allowance,

•	an annual allowance for professional legal, tax, or financial advice,

•	certain statutory payments,

•	payments for accrued vacation days (prior to separation from service), and

•	supplemental company-paid life insurance.

Executive officers in the United States also receive the same partial match of their 401(k) contributions as all other U.S. employees. Executive officers in the United Kingdom receive company contributions to a retirement fund on the same basis as other U.K. employees. Executive officers in Israel receive company contributions to a retirement fund, a severance fund, and a continuing education fund, in each case, on the same basis as other Israeli employees. Executive officers receive the same health insurance and company-paid group life and disability insurance offered to all other employees in the country in which the executive officer is employed.

Employment Agreements

As of the date of this proxy statement, each of our executive officers other than Mr. Sperling is party to a formal employment agreement with us. Mr. Sperling has a customary offer letter from us and a letter agreement regarding the release of his severance, retirement, and disability insurance funds in the event of a termination event, but does not currently have a formal employment agreement.

The following table summarizes the dates that each formal employment agreement or material amendment was signed:

Name	Date of Employment Agreement or Material Amendment
Bodner	• Employment agreement signed on February 23, 2010

Robinson	• Employment agreement signed on August 14, 2006

Moriah	• Amended and restated agreement signed on October 29, 2009

Sperling	• No formal employment agreement as of the filing date of this report

Parcell	• Initial employment agreement signed on April 16, 2001
• Supplemental employment agreement signed on June 13, 2008

Fante	• Amended and restated agreement signed on November 10, 2009

Mr. Parcell’s original employment agreement was signed in 2001 in accordance with our local U.K. practice of entering into employment agreements with all U.K. employees. The other officer employment agreements were put in place following the negotiation of our first formal executive employment agreement in connection with the recruiting of Mr. Robinson as our new Chief Financial Officer. This process of entering into formal employment agreements with our executive officers has progressed iteratively and at different rates with each of our officers. We are currently in discussions regarding a formal employment agreement with Mr. Sperling and amended employment agreements with Messrs. Robinson and Parcell. All of the employment agreements and amended employment agreements entered into with our officers since 2006 have been designed in consultation with the compensation committee’s independent compensation consultant at such time.

Clawback Policy

Each of our executive officers who is party to an employment agreement with us is subject to a clawback provision that allows us to recoup from the officer, or cancel, all or a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the U.S. securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to awards made during the term of the agreement. The amount to be recovered or forfeited is the amount by which the incentive compensation for the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated.

Compensation and Awards During Our Extended Filing Delay Period

Introduction

Due to the protracted length of our extended filing delay period, we placed special emphasis on retention in our compensation philosophy during that period. As noted above, this impacted the sizing of executive officer and other key employee equity awards during that period, and also included the use of special retention awards and bonuses, as well as modification of existing awards to improve their retention effect, and ensuring that executive compensation packages are at market levels and contain market terms and conditions.

Equity

As a result of our inability to file required SEC reports during our extended filing delay period, we ceased using our Registration Statement on Form S-8 to make equity grants to employees and were unable to seek stockholder approval of a new equity plan or additional plan capacity under our existing equity plans during such period.  As a result of these constraints, we granted equity awards to our officers during this period in reliance upon a private placement exemption from the federal securities laws and placed special “compliance” vesting conditions on some of these awards which overrode the regular time-vesting or performance-vesting schedule of the awards. These compliance vesting conditions required that we be both current with our SEC filings and that our common stock be re-listed on NASDAQ or another nationally recognized exchange for the awards to vest.  Some of these awards also required that we have received stockholder approval of a new equity compensation plan or have additional share capacity under an existing stockholder-approved equity compensation plan for the awards to vest.  During the year ended January 31, 2010, we entered into amendments with most of our officers to remove many of these compliance vesting conditions, and on October 5, 2010, the last of these vesting conditions was satisfied in connection with the approval of a new equity incentive plan by our stockholders.

In addition to a regular annual equity award, on July 2, 2007, the stock option committee granted a special time-vested retention RSU grant to our officers.  This grant corresponded to special cash-based retention bonuses for certain key employees awarded during 2007.  These 2007 retention programs were designed in consultation with the compensation committee’s independent compensation consultant.  The second half of the July 2, 2007 retention RSU grant vested in July 2010.

Review of Executive Compensation Arrangements

Over the course of the second half of 2008 and throughout 2009, the compensation committee, in consultation with its independent compensation consultant and legal counsel, undertook a review of the employment terms of our senior management, including our executive officers, to ensure that these arrangements were at market levels and contained market terms and conditions. This review was motivated both by a desire to continue to improve executive retention during our extended filing delay period as well as by a desire to remain competitive from a compensation perspective generally. As a result of this process, we have entered into, or are currently in discussions regarding, new or amended employment agreements with each of our executive officers to provide, among other things, for enhanced severance benefits in the event of a termination in connection with a corporate transaction. A more detailed discussion of these updated arrangements is provided under “— Executive Officer Severance Benefits and Change in Control Provisions” below. In addition to the goals of enhancing executive officer retention and bringing the terms of our executive employment arrangements up to market generally, the compensation committee also believed that it was in our best interest to provide appropriate change in control protections to our executive officers so they would not be distracted by personal considerations in the event of a business combination transaction that may be beneficial to our stockholders but may result in the loss of the officer’s position.

2009 Retention Awards

In 2009, we entered into retention award letter agreements with each of our executive officers other than Mr. Bodner, which provide for the payment of cash bonuses over a two-year period ending in April 2011.  We refer to these cash bonuses as the 2009 retention bonuses.  At Mr. Bodner’s request, the compensation committee did not approve a 2009 retention bonus for him. As with the 2007 retention programs, the 2009 retention bonus program was designed in consultation with the compensation committee’s independent compensation consultant.  The first half of the 2009 retention bonuses was earned and paid in April 2010 and the second half was earned and paid in April 2011.

Stock Ownership Guidelines

On September 7, 2010, our board of directors adopted stock ownership guidelines for our executive officers and non-employee directors who are compensated by us for their services.   We believe these guidelines help to further align the interests of our executive officers and directors with those of our stockholders.  The guidelines contain customary terms and conditions and establish the following target ownership levels:

•	equity equal to five times salary for our Chief Executive Officer;

•	equity equal to three times salary for our other executive officers; and

•	equity equal to three times annual cash retainer for non-employee directors.

There is no specified timeframe for reaching the target ownership levels and no minimum holding periods once shares have been acquired. Officers and directors subject to the guidelines are permitted to count towards the target ownership levels all shares of common stock held by such individual, regardless of source, including both vested and unvested stock awards, as well as the intrinsic value of vested stock options.

Our insider trading policy prohibits all personnel (including officers and directors) from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly traded companies for compensation paid to certain executives above $1 million in any fiscal year unless such compensation satisfies the Internal Revenue Code’s requirements for qualified performance-based compensation.  To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Internal Revenue Code, however, we attempt to satisfy the requirements for deductibility under Section 162(m) wherever possible.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on its review and discussions with management regarding such section of this proxy statement, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee:

Charles Burdick, Chairman Victor DeMarines Howard Safir Shefali Shah

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Programs and Risk Assessment

In connection with our annual performance review process each spring, our executive management reviews our compensation policies and practices.  Subject to regional differences, we attempt to structure our compensation policies and practices that are based on performance goals uniformly across the company, using quarterly or annual targets that are based on company performance or unit performance and/or sales commissions. Our commission plans contain provisions allowing us to reduce, withhold, or offset commissions for transactions that do not meet specified minimum requirements, even after the commission has been paid. We have also adopted quarter-end guidelines to help ensure that sales transactions are handled in a consistent and ethical manner at the end of each reporting period.  In addition, as noted in the “Compensation Discussion and Analysis” above, our officer bonus and performance equity programs are subject to annual maximum payouts and our officer and other executive employment agreements contain clawback provisions.  In light of this review, our executive management has concluded that our compensation policies and practices are comparable to those used by similarly situated companies in our industry and the companies with which we compete for talent, and do not create risks that are reasonably likely to have a material adverse effect on our company.

Executive Compensation Tables

Summary Compensation Table for the Year Ended January 31, 2011

The following table lists the annual compensation of our named executive officers for the years ended January 31, 2011, 2010, and 2009.

Name and Principal Position	Year Ended January 31,	Salary		Bonus		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
		($)		($)(1)		($)(2)	($)(2)	($)(3)		($)(4)	($)
Dan Bodner - President and Chief Executive Officer and Corporate Officer	2011	637,500		—		3,542,863	—	714,065		28,406	4,922,834
	2010	600,000		—		601,620	—	780,072		41,818	2,023,510
	2009	600,000		—		1,509,436	—	584,230		41,090	2,734,756
Douglas Robinson - Chief Financial Officer and Corporate Officer	2011	362,250		125,000		1,032,925	—	252,057		14,000	1,786,232
	2010	354,000		—		218,942	—	276,145		14,000	863,087
	2009	354,000		—		754,531	—	206,818		24,000	1,339,349
Elan Moriah - President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions and Corporate Officer	2011 2010 2009	362,250 354,000 354,000		125,000 — —		1,032,925 217,129 742,832	— — —	250,655 276,170 206,818		12,643 12,687 14,644	1,783,473 859,986 1,318,294
Meir Sperling - President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer	2011 2010 2009	340,976 317,528 345,899	(5)	100,000 — —		971,625 460,590 669,475	— — —	208,759 217,391 205,040	(5)	89,015 82,360 97,030	1,710,375 1,077,869 1,317,444
David Parcell - Managing Director, EMEA and Corporate Officer	2011	306,280	(6)	100,000		797,351	—	150,014	(6)	50,540	1,404,185
	2010	306,520		—		191,254	—	159,280		57,058	714,112
	2009	348,695		102,823	(7)	648,974	—	81,148		51,620	1,233,260
Peter Fante - Chief Legal Officer, Chief Compliance Officer, and Corporate Officer	2011	332,500		125,000		854,720	—	193,393		14,000	1,519,613
	2010	325,000		—		188,194	—	211,288		18,250	742,732
	2009	325,000		—		629,219	—	158,229		14,000	1,126,448

(1)

Includes annual bonuses paid based on general performance reviews by the compensation committee not tied to pre-defined performance goals or other special bonuses, including the first half of the 2009 retention bonuses discussed in the “Compensation Discussion and Analysis” above. The amounts for Messrs. Parcell and Sperling reflect the impact of applicable exchange rates on the applicable payment dates or date of board approval if payment had not been made as of the date of this proxy statement.

(2)

Reflects the aggregate grant date fair value of stock or option awards, as applicable, approved for the executive officer in the applicable fiscal year computed in accordance with applicable accounting standards. For a further discussion of our accounting for equity compensation, see Note 15, “Employee Benefit Plans” to the consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended January 31, 2011. For performance-based awards, the value shown in the table for the year ended January 31,

2011 is based on the achievement of the target level (or probable level) of performance. See the table below entitled “Maximum Grant Date Value of Performance Awards” for the aggregate grant date fair value of these performance awards assuming the highest level of performance had been achieved. The grant date fair value of our annual equity awards has fluctuated significantly from year to year based on significant volatility in our stock price during our extended filing delay period, particularly with respect to the awards made in the year ended January 31, 2010.

(3)	Amount represents performance-based annual cash bonuses tied to pre-defined performance goals.

(4)

See the table below for additional information on “All Other Compensation” amounts for the year ended January 31, 2011. “All Other Compensation” does not include premiums for group life, health, or disability insurance that is available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors.

(5)

Mr. Sperling received a salary of NIS 1,267,476 per annum ($340,976 based on the average exchange rate from February 1, 2010 through January 31, 2011 of NIS 1=$0.26902 and a performance-based bonus of NIS 727,986 ($208,759, paid in two tranches, based on the exchange rate on April 1, 2011 of NIS 1=$0.28670 and May 1, 2011 of NIS 1=$0.29510). Mr. Sperling’s base salary and bonus payments reflect the impact of applicable exchange rates on the applicable payment dates or date of board approval if payment had not been made as of the date of this proxy statement.

(6)

Mr. Parcell received a salary of £198,500 per annum ($306,280 based on the average exchange rate from February 1, 2010 through January 31, 2011 of £1=$1.5430), a performance-based bonus of £96,657 ($150,014) paid in installments based on the average exchange rate from February 1, 2009 through March, 24, 2011 of £1= $1.5520). Mr. Parcell’s base salary and bonus payments reflect the impact of applicable exchange rates on the applicable payment dates or date of board approval if payment had not been made as of the date of this proxy statement.

(7)

For the year ended January 31, 2009, Mr. Parcell received a discretionary bonus of $30,000 as well as £36,850 ($72,823 based on the May 31, 2008 exchange rate of £1=$1.9762) representing the second half of his 2007 cash retention bonus, which was earned and paid in 2008.

Maximum Grant Date Value of Performance Awards

The following table sets forth the aggregate grant date fair value of the performance awards made to our executive officers during the years ended January 31, 2011, 2010, and 2009 assuming the highest level of performance had been achieved. Fair value is calculated based on the closing price of our common stock on the accounting grant date, which is not always the same as the date the stock option committee approved the grant, and award tranches are also grouped by accounting grant date. The accounting grant date is generally the date on which the performance goal for the applicable award tranche has been both established and communicated.

Name	Date of Committee Approval of Grant	Accounting Grant Date	Maximum Possible Shares	Fair Value on Accounting Grant Date
Dan Bodner	3/17/2010 (1st tranche)	3/17/2010	50,192	$1,233,719
	3/4/2009 (2nd tranche)	3/17/2010	62,500	$1,536,250
	5/28/2008 (3rd tranche)	3/17/2010	12,500	$307,250
		Total YE 1/31/2011	125,192	$3,077,219

	3/4/2009 (1st tranche)	3/18/2009	62,500	$212,500
	5/28/2008 (2nd tranche)	3/18/2009	12,500	$42,500
	7/2/2007 (3rd tranche)	3/18/2009	18,767	$63,808
		Total YE 1/31/2010	93,767	$318,808

	5/28/2008 (1st tranche)	5/28/2008	12,500	$274,375
	7/2/2007 (2nd tranche)	5/28/2008	18,767	$411,936
		Total YE 1/31/2009	31,267	$686,311

Douglas Robinson	3/17/2010 (1st tranche)	3/17/2010	11,612	$285,423
	3/4/2009 (2nd tranche)	3/17/2010	22,556	$554,426
	5/28/2008 (3rd tranche)	3/17/2010	7,520	$184,842
		Total YE 1/31/2011	41,688	$1,024,691

	3/4/2009 (1st tranche)	3/18/2009	22,556	$76,690
	5/28/2008 (2nd tranche)	3/18/2009	7,518	$25,561
	7/2/2007 (3rd tranche)	3/18/2009	4,300	$14,620
		Total YE 1/31/2010	34,374	$116,872

	5/28/2008 (1st tranche)	5/28/2008	7,518	$165,020
	7/2/2007 (2nd tranche)	5/28/2008	4,300	$94,385
		Total YE 1/31/2009	11,818	$259,405

Elan Moriah	3/17/2010 (1st tranche)	3/17/2010	11,612	$285,423
	3/4/2009 (2nd tranche)	3/17/2010	22,556	$554,426
	5/28/2008 (3rd tranche)	3/17/2010	7,520	$184,842
		Total YE 1/31/2011	41,688	$1,024,691

	3/4/2009 (1st tranche)	3/18/2009	22,556	$76,690
	5/28/2008 (2nd tranche)	3/18/2009	7,518	$25,561
	7/2/2007 (3rd tranche)	3/18/2009	3,767	$12,808
		Total YE 1/31/2010	33,841	$115,059

	5/28/2008 (1st tranche)	5/28/2008	7,518	$165,020
	7/2/2007 (2nd tranche)	5/28/2008	3,767	$82,686
		Total YE 1/31/2009	11,285	$247,706

Name	Date of Committee Approval of Grant	Accounting Grant Date	Maximum Possible Shares	Fair Value on Accounting Grant Date
Meir Sperling	3/17/2010 (1st tranche)	4/17/2010	10,198	$250,667
	5/20/2009 (2nd tranche)	3/17/2010	20,050	$492,829
	5/28/2008 (3rd tranche)	3/17/2010	6,684	$164,293
		Total YE 1/31/2011	36,932	$907,789

	5/20/2009 (1st tranche)	6/20/2009	20,050	$212,530
	5/28/2008 (2nd tranche)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche)	3/18/2009	3,767	$12,808
		Total YE 1/31/2010	30,500	$248,060

	5/28/2008 (1st tranche)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche)	5/28/2008	3,767	$82,686
		Total YE 1/31/2009	10,450	$229,378

David Parcell	3/17/2010 (1st tranche)	3/17/2010	7,864	$193,297
	3/4/2009 (2nd tranche)	3/17/2010	20,050	$492,829
	5/28/2008 (3rd tranche)	3/17/2010	6,684	$164,293
		Total YE 1/31/2011	34,598	$850,419

	3/4/2009 (1st tranche)	3/18/2009	20,050	$68,170
	5/28/2008 (2nd tranche)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche)	3/18/2009	2,834	$9,636
		Total YE 1/31/2010	29,567	$100,528

	5/28/2008 (1st tranche)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche)	5/28/2008	2,833	$62,184
		Total YE 1/31/2009	9,516	$208,876

Peter Fante	3/17/2010 (1st tranche)	3/17/2010	9,032	$222,007
	3/4/2009 (2nd tranche)	3/17/2010	20,050	$492,829
	5/28/2008 (3rd tranche)	3/17/2010	6,684	$164,293
		Total YE 1/31/2011	35,766	$879,128

	3/4/2009 (1st tranche)	3/18/2009	20,050	$68,170
	5/28/2008 (2nd tranche)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche)	3/18/2009	1,934	$6,576
		Total YE 1/31/2010	28,667	$97,468

	5/28/2008 (1st tranche)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche)	5/28/2008	1,933	$42,429
		Total YE 1/31/2009	8,616	$189,121

All Other Compensation Table

Name	Employer Retirement Contribution	Severance Fund Contribution	Study Fund Contribution	Car Allowance or Cost of Company Car Plus Fuel Allowance	Professional Advice Allowance	Accrued Vacation Payout	Statutory Recreation Payment	Supplemental Life Insurance	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)
Dan Bodner	2,000	—	—	20,856	—	—	—	5,550	28,406
Douglas Robinson	2,000	—	—	12,000	—	—	—	—	14,000
Elan Moriah	2,000	—	—	10,643	—	—	—	—	12,643
Meir Sperling (1)	18,924	28,876	25,573	14,951	—	—	691	—	89,015
David Parcell (2)	19,627	—	—	20,855	—	10,058	—	—	50,540
Peter Fante	2,000	—	—	12,000	—	—	—	—	14,000

(1)

For the year ended January 31, 2011, Mr. Sperling received a company contribution to his retirement fund of NIS 70,345 ($18,924), to his severance fund of NIS 107,338 ($28,876), to his study fund of NIS 95,061 ($25,573), use of a company car plus a fuel reimbursement allowance which cost us NIS 55,577 ($14,951) for the period, and a statutory recreation payment of NIS 2,569 ($691), in each case, based on the average exchange rate from February 1, 2010 through January 31, 2011 of NIS 1=$0.26902.

(2)

For the year ended January 31, 2011, Mr. Parcell received a company contribution to his retirement fund of £12,720 ($19,627), use of a company car plus a fuel reimbursement allowance which cost us £13,516 ($20,855) for the period, and payout of accrued vacation of £6,342 ($10,058), in each case, based on the average exchange rate from February 1, 2010 through January 31, 2011 of £1= $1.5430.

Grants of Plan-Based Awards for the Year Ended January 31, 2011

The following table sets forth information concerning equity and other plan-based grants to our named executive officers during the year ended January 31, 2011.  The table also contains information for awards approved in prior years to the extent that the performance goal for the applicable tranche of such awards was established in the year ended January 31, 2011.

Name	Type of Award	Date of Committee Approval of Grant	Accounting Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Accounting Grant Date Fair Value of Stock and Option Awards
					Threshold	Target	Max	Threshold	Target	Max
					($)(1)	($)	($)	(#)(10)	(#)	(#)	(#)	(2)
Dan Bodner	RSU (Time-vested grant)(3)	3/17/2010	3/17/2010		—	—	—	—	—	—	75,290	$1,850,628
	RSU (Performance-vested grant)(4)(5)(6)	3/17/2010	3/17/2010	(9)				15,058	25,096	50,192		$616,860
		3/17/2010	3/25/2011	(9)				15,058	25,097	50,194		$880,403
		3/17/2010	n/a	(9)				n/a	25,097	50,194		n/a
		3/4/2009	3/17/2010	(9)				18,750	31,250	62,500		$768,125
		5/28/2008	3/17/2010	(9)	—	—	—	7,500	12,500	12,500	—	$307,250
	Annual Bonus for YE 1/31/11	n/a	n/a		288,000	600,000	1,080,000	—	—	—	—	—
Douglas Robinson	RSU (Time-vested grant)(3)	3/17/2010	3/17/2010		—	—	—	—	—	—	17,419	$428,159
	RSU (Performance-vested grant)(4)(5)(6)	3/17/2010	3/17/2010	(9)				3,484	5,806	11,612		$142,711
		3/17/2010	3/25/2011	(9)				3,484	5,806	11,612		$203,674
		3/17/2010	n/a	(9)				n/a	5,807	11,614		n/a
		3/4/2009	3/17/2010	(9)				6,767	11,278	22,556		$277,213
		5/28/2008	3/17/2010	(9)	—	—	—	4,512	7,520	7,520	—	$184,842
	Annual Bonus for YE 1/31/11	n/a	n/a		101,952	212,400	382,320	—	—	—	—	—
Elan Moriah	RSU (Time-vested grant)(3)	3/17/2010	3/17/2010		—	—	—	—	—	—	17,419	$428,159
	RSU (Performance-vested grant)(4)(5)(6)	3/17/2010	3/17/2010	(9)				3,484	5,806	11,612		$142,711
		3/17/2010	3/25/2011	(9)				3,484	5,806	11,612		$203,674
		3/17/2010	n/a	(9)				n/a	5,807	11,614		n/a
		3/4/2009	3/17/2010	(9)				6,767	11,278	22,556		$277,213
		5/28/2008	3/17/2010	(9)	—	—	—	4,512	7,520	7,520	—	$184,842
	Annual Bonus for YE 1/31/11	n/a	n/a		101,952	212,400	382,320	—	—	—	—	—

Name	Type of Award	Date of Committee Approval of Grant	Accounting Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Accounting Grant Date Fair Value of Stock and Option Awards
					Threshold	Target	Max	Threshold	Target	Max
					($)(1)	($)	($)	(#)(10)	(#)	(#)	(#)	(2)
Meir Sperling	RSU (Time-vested grant)(3)	3/17/2010	4/17/2010		—	—	—	—	—	—	15,298	$420,695
	RSU (Performance-vested grant)(4)(5)(6)	3/17/2010	4/17/2010	(9)				3,059	5,099	10,198		$140,223
		3/17/2010	3/25/2011	(9)				3,059	5,099	10,198		$178,873
		3/17/2010	n/a	(9)				n/a	5,099	10,198		n/a
		5/20/2009	3/17/2010	(9)				6,015	10,025	20,050		$246,415
		5/28/2008	3/17/2010	(9)	—	—	—	4,010	6,684	6,684	—	$164,293
	Annual Bonus for YE 1/31/11(7)	n/a	n/a		79,836	166,325	299,386	—	—	—	—	—
David Parcell	RSU (Time-vested grant)(3)	3/17/2010	3/17/2010		—	—	—	—	—	—	11,798	$289,995
	RSU (Performance-vested grant)(4)(5)(6)	3/17/2010	3/17/2010	(9)				2,359	3,932	7,864		$96,649
		3/17/2010	3/25/2011	(9)				2,360	3,933	7,866		$137,970
		3/17/2010	n/a	(9)				n/a	3,933	7,866		n/a
		3/4/2009	3/17/2010	(9)				6,015	10,025	20,050		$246,415
		5/28/2008	3/17/2010	(9)	—	—	—	4,010	6,684	6,684	—	$164,293
	Annual Bonus for YE 1/31/11(8)	n/a	n/a		58,145	121,136	218,045	—	—	—	—	—
Peter Fante	RSU (Time-vested grant)(3)	3/17/2010	3/17/2010		—	—	—	—	—	—	13,548	$333,010
	RSU (Performance-vested grant)(4)(5)(6)	3/17/2010	3/17/2010	(9)				2,710	4,516	9,032		$111,003
		3/17/2010	3/25/2011	(9)				2,710	4,516	9,032		$158,421
		3/17/2010	n/a	(9)				n/a	4,516	9,032		n/a
		3/4/2009	3/17/2010	(9)				6,015	10,025	20,050		$246,415
		5/28/2008	3/17/2010	(9)	—	—	—	4,010	6,684	6,684	—	$164,293
	Annual Bonus for YE 1/31/11	n/a	n/a		78,000	162,500	292,500	—	—	—	—	—

(1)

The threshold column corresponds to the minimum bonus payable to the executive officer assuming that minimum performance goals are achieved. If minimum performance goals are not achieved, the bonus payable to the executive officer would be zero.

(2)

The accounting grant date fair value of equity awards is based on the target number of shares and calculated using the closing price of our common stock on the accounting grant date, which is not always the same as the date the stock option committee approved the grant. The accounting grant date is generally the date on which the performance goal for the applicable award tranche has been both established and communicated.  For a further discussion of our accounting for equity compensation, see Note 15, “Employee Benefit Plans” to the consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended January 31, 2011.

The following table summarizes the grant date fair value of the performance-vested equity awards in the table above for which an accounting grant date was established during the year ended January 31, 2011, based on the target number of shares (probable outcome) and calculated using the closing price of our common stock on, as applicable, May 28, 2008 ($21.95), March 4, 2009 ($4.15), May 20, 2009 ($7.80), and March 17, 2010 ($24.58), the dates the stock option committee approved the grants.

Name	Date of Committee Approval of Grant	Accounting Grant Date	Target Shares	Fair Value on Date of Committee Approval of Grant

Dan Bodner	3/17/2010 (1st tranche)	3/17/2010	25,096	$616,860
	3/4/2009 (2nd tranche)	3/17/2010	31,250	$129,688
	5/28/2008 (3rd tranche)	3/17/2010	12,500	$274,375
		Total YE 1/31/2011	68,846	$1,020,922

Douglas Robinson	3/17/2010 (1st tranche)	3/17/2010	5,806	$142,711
	3/4/2009 (2nd tranche)	3/17/2010	11,278	$46,804
	5/28/2008 (3rd tranche)	3/17/2010	7,520	$165,064
		Total YE 1/31/2011	24,604	$354,579

Elan Moriah	3/17/2010 (1st tranche)	3/17/2010	5,806	$142,711
	3/4/2009 (2nd tranche)	3/17/2010	11,278	$46,804
	5/28/2008 (3rd tranche)	3/17/2010	7,520	$165,064
		Total YE 1/31/2011	24,604	$354,579

Meir Sperling	3/17/2010 (1st tranche)	4/17/2010	5,099	$125,333
	5/20/2009 (2nd tranche)	3/17/2010	10,025	$78,195
	5/28/2008 (3rd tranche)	3/17/2010	6,684	$146,714
		Total YE 1/31/2011	21,808	$350,242

David Parcell	3/17/2010 (1st tranche)	3/17/2010	3,932	$96,649
	3/4/2009 (2nd tranche)	3/17/2010	10,025	$41,604
	5/28/2008 (3rd tranche)	3/17/2010	6,684	$146,714
		Total YE 1/31/2011	20,641	$284,966

Peter Fante	3/17/2010 (1st tranche)	3/17/2010	4,516	$111,003
	3/4/2009 (2nd tranche)	3/17/2010	10,025	$41,604
	5/28/2008 (3rd tranche)	3/17/2010	6,684	$146,714
		Total YE 1/31/2011	21,225	$299,321

(3)	The March 17, 2010 time-based awards vest 1/3 on April 4, 2011, 1/3 on April 4, 2012, and 1/3 on April 4, 2013.

(4)

The March 17, 2010 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from February 1, 2010 through January 31, 2011, 1/3 upon the determination of such achievement for the period from February 1, 2011 through January 31, 2012, and 1/3 upon the determination of such achievement for the period from February 1, 2012 through January 31, 2013 (provided that, with respect to the period from February 1, 2012 through January 31, 2013, no such determination by the stock option committee will be final until on or after the third anniversary of the date the award was approved).

(5)

The March 4, 2009 and May 20, 2009 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from February 1, 2009 through January 31, 2010, 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011, and 1/3 upon the determination of such achievement for the period from February 1, 2011 through January 31, 2012 (provided that, with respect to the period from February 1, 2011 through January 31, 2012, no such determination by the stock option committee will be final until on or after the third anniversary of the date the award was approved).

(6)

The May 28, 2008 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from May 1, 2008 through January 31, 2009, 1/3 upon the determination of such achievement for the period from February 1, 2009 through January 31, 2010, and 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011 (provided that, with respect to the period from February 1, 2010 through January 31, 2011, no such determination by the stock option committee will be final until on or after May 28, 2011).

(1)

(7)

On March 17, 2010 the compensation committee approved threshold, target, and maximum bonus awards for Mr. Sperling of NIS 297,120, NIS 619,000, and NIS 1,114,200, respectively ($79,836, $166,325, and $299,386 based on the March 17, 2010 exchange rate of NIS1=$0.2687).

(8)

On March 17, 2010, the compensation committee approved threshold, target, and maximum bonus awards for Mr. Parcell of £38,400, £80,000, and £144,000, respectively ($58,145, $121,136, and $218,045 based on the March 17, 2010 exchange rate of £1=$1.5142).

(9)

Each performance award contains three equal tranches which vest based on three separate performance periods. Dates correspond to the accounting grant date applicable to the first, second, and third tranches, respectively.  The accounting grant date is generally the date on which the performance goal for the applicable award tranche has been both established and communicated. Tranches for which performance goals have not yet been established do not yet have an accounting grant date.

(10)

Represents the threshold number of shares that were available to be earned in the applicable performance   period. Tranches for which performance goals have not yet been established do not yet have a threshold award level. The following table summarizes the actual number of shares earned for each of the performance periods that have already been completed. If the minimum performance goal is not achieved in any performance period, no shares are earned for that period.

Performance Grant Approved May 28, 2008
Name	Actual Shares Earned for 1/31/09 Performance Period	Actual Shares Earned for 1/31/10 Performance Period	Actual Shares Earned for 1/31/11 Performance Period
Dan Bodner	12,500	12,500	12,500
Douglas Robinson	7,518	7,518	7,520
Elan Moriah	7,518	7,518	7,520
Meir Sperling	6,683	6,683	6,684
David Parcell	6,683	6,683	6,684
Peter Fante	6,683	6,683	6,684

Performance Grant Approved March 4, 2009 or May 20, 2009
Name	Actual Shares Earned for 1/31/10 Performance Period	Actual Shares Earned for 1/31/11 Performance Period
Dan Bodner	50,505	36,407
Douglas Robinson	18,227	13,139
Elan Moriah	18,227	13,139
Meir Sperling	16,202	11,679
David Parcell	16,202	11,679
Peter Fante	16,202	11,679

Performance Grant Approved March 17, 2010
Name	Actual Shares Earned for 1/31/11 Performance Period
Dan Bodner	29,237
Douglas Robinson	6,764
Elan Moriah	6,764
Meir Sperling	5,940
David Parcell	4,580
Peter Fante	5,261

Further Information Regarding Summary Compensation Table for the Year Ended January 31, 2011 and Grants of Plan-Based Awards Table for the Year Ended January 31, 2011

As of the date of this proxy statement, each of our executive officers other than Mr. Sperling is party to an employment agreement with us. Each agreement provides for certain severance payments and benefits, including in connection with a change in control. See “— Executive Officer Severance Benefits and Change in Control Provisions” below for a discussion of these severance and change in control benefits, as well as a description of the restrictive covenants and clawback provisions contained in such agreements.

The agreements with our U.S. executive officers generally provide for an initial term of two years, followed by automatic one-year renewals (unless terminated by either party in accordance with the agreement and subject to required notice). The agreements with our non-U.S. executive officers do not provide for a fixed term. Mr. Sperling has a customary offer letter from us and a letter agreement regarding the release of his severance, retirement, and disability insurance funds in the event of a termination event, but does not currently have a formal employment agreement.

Narrative to Summary Compensation Table for the Year Ended January 31, 2011

As discussed in the “Compensation Discussion and Analysis” above, each employment agreement provides for an annual base salary, target bonus (subject to the achievement of performance goals), and certain perquisites. Although target bonuses are specified in each employment agreement, bonuses are not guaranteed and are paid based on the achievement of performance goals. In Mr. Robinson’s case, the target bonus is fixed at 60% of his base salary under the terms of his employment agreement. For the other executive officers party to an employment agreement, the target bonus is expressed as a dollar amount or an amount denominated in local currency. As of January 31, 2011, the target bonuses specified by the employment agreements were as follows: $600,000 (for Mr. Bodner), $162,500 (for Mr. Fante), $212,400 (for Mr. Moriah), and £38,000 (for Mr. Parcell). Mr. Parcell’s

contractual target bonus of £38,000 corresponded to $60,260 as of January 31, 2011 based on an exchange rate of £1=$1.5858 on such date. As of January 31, 2011, Mr. Sperling had not entered into an employment agreement with us and therefore did not yet have a contractually defined target bonus. Mr. Sperling’s offer letter provides for an annual base salary and a discretionary annual bonus. Historically, the target bonuses for each executive officer established by the compensation committee as part of its annual compensation review process has equaled or exceeded the target bonus specified in the officer’s employment agreement (if any) and the target bonus from the previous year.

The grant date fair value of our annual equity awards has fluctuated significantly from year to year based on significant volatility in our stock price during our extended filing delay period, particularly with respect to the awards made in the year ended January 31, 2010.

Narrative to “All Other Compensation” Table

We provide a limited amount of perquisites to our executive officers, which vary from officer to officer. Each of the executive officers is entitled to use of a company car or an annual car allowance. Messrs. Sperling and Parcell are entitled to an annual allowance for fuel reimbursement. Messrs. Bodner, Robinson, and Fante are entitled to an annual allowance for legal, tax, or accounting advice. In some years, Messrs. Parcell and Sperling have received reimbursement of a modest amount of legal or tax advice as agreed by us on a case by case basis in connection with proposed modifications of their employment arrangements. All executive officers receive the same health insurance and company-paid group life and disability insurance offered to all other employees in the country in which the executive officer is employed. In addition, Mr. Bodner has historically received a supplemental company-paid life insurance policy.

Executive officers in the U.S. receive the same partial match of their 401(k) contributions as all other U.S. employees, up to a maximum company contribution of $2,000 per year.

In the case of Mr. Parcell, we contribute a percentage of his base salary to a retirement fund on the same basis as other U.K. employees. Under the retirement fund Mr. Parcell, can elect to contribute a percentage of his monthly salary to the fund, which is administered by an outside third party, similar to a 401(k) plan. If he elects to contribute 3% or less of his salary, we contribute an amount equal to 4% of his salary. If he elects to contribute 4% of salary, our contribution is 5%. If he elects to contribute 5% or more, our contribution is 6%. Our contributions are incremental to his salary and are paid by us directly to the third-party provider.

Like all Israeli employees, under Israeli law, Mr. Sperling is entitled to severance pay equal to one month’s salary for each year of employment upon termination without cause (as defined in the Israel Severance Pay Law). To satisfy this requirement, for all Israeli employees, including Mr. Sperling, we make contributions on behalf of the employee to a severance fund. This severance fund is often part of a larger savings fund which also includes a retirement fund and in some cases an insurance component. Each employee can elect to contribute an amount equal to between 5% and 7% of his or her monthly salary to the retirement fund. We contribute an amount equal to 5% of the employee’s monthly salary to the retirement fund plus an additional amount equal to 8.33% of the employee’s monthly salary to the severance fund. The employee is not required to pay anything towards the severance fund. Our contributions are incremental to the employee’s base salary and, except as noted below, are paid by us directly to the third-party plan administrator. Applicable tax law permits allocations made by the employer to the retirement fund to be made on a tax-free basis up to a limit set by applicable Israeli tax regulations. Under local Israeli company policy, the employee may request that any company contributions in excess of this limit be made directly to him or her rather than being placed in the retirement fund. For executives like Mr. Sperling, if the amount in the severance fund is insufficient to cover the required statutory payment under Israeli labor law at the time of a termination event, we are obligated to supplement the amounts in the severance fund.

In addition, all Israeli employees, including Mr. Sperling, are also entitled to participate in a continuing education fund, often referred to as a study fund. The continuing education fund is a savings fund from which the employee can withdraw on a tax-free basis for any purpose after six years, irrespective of his or her employment status with us. Each month, eligible employees contribute 2.5%, and we contribute 7.5%, of the employee’s base salary to the study fund. Applicable tax law permits a portion of the company contributions to the study fund to be made tax-free. Under local Israeli company policy, the employee may request that any company contributions in excess of this limit be made directly to him or her rather than being placed in the fund. Our contributions are incremental to the employee’s base salary and, except as noted above, are paid by us directly to the third-party plan administrator.

Under applicable Israeli law, each employee is paid a small annual amount for recreation based on the employee’s tenure and a per-diem rate published by the government. Under local Israeli company policy, our Israeli employees are also entitled to receive a cash payment in exchange for vacation days in accordance with the terms of the policy.

Outstanding Equity Awards at January 31, 2011

The following table sets forth information regarding various equity awards held by our named executive officers as of January 31, 2011. The market value of all RSU and restricted stock awards is based on the closing price of our common stock as of the last trading day in the year ended January 31, 2011 ($34.46 on January 31, 2011).

			Option Awards				Stock Awards
Name	Date of Committee Approval of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dan Bodner	5/21/2002	(1)	16,635	—	16.00	5/21/2012	—	—	—	—
	3/5/2003	(1)	40,000	—	17.00	3/5/2013	—	—	—	—
	12/12/2003	(1)	37,200	—	23.00	12/12/2013	—	—	—	—
	12/9/2004	(1)	80,000	—	35.11	12/9/2014	—	—	—	—
	1/11/2006	(1)	88,000	—	34.40	1/11/2016	—	—	—	—
	5/28/2008	(2)	—	—	—	—	12,500	430,750	—	—
	5/28/2008	(3)	—	—	—	—	12,500	430,750	—	—
	3/4/2009	(4)	—	—	—	—	62,500	2,153,750	—	—
	3/4/2009	(5)	—	—	—	—	36,407	1,254,585	31,250	1,076,875
	3/17/2010	(6)	—	—	—	—	75,290	2,594,493	—	—
	3/17/2010	(7)	—	—	—	—	29,237	1,007,507	50,194	1,729,685
Douglas Robinson	5/28/2008	(2)	—	—	—	—	7,519	259,105
	5/28/2008	(3)	—	—	—	—	7,520	259,139	—	—
	3/4/2009	(4)	—	—	—	—	22,557	777,314	—	—
	3/4/2009	(5)	—	—	—	—	13,139	452,770	11,279	388,674
	3/17/2010	(6)	—	—	—	—	17,419	600,259	—	—
	3/17/2010	(7)	—	—	—	—	6,764	233,087	11,613	400,184
Elan Moriah	4/1/2001	(1)	4,892	—	9	4/1/2011	—	—	—	—
	12/12/2003	(1)	18,750	—	23	12/12/2013	—	—	—	—
	12/9/2004	(1)	25,000	—	35.11	12/9/2014	—	—	—	—
	1/11/2006	(1)	20,000	—	34.40	1/11/2016	—	—	—	—
	5/28/2008	(2)	—	—	—	—	7,519	259,105	—	—
	5/28/2008	(3)	—	—	—	—	7,520	259,139	0	0
	3/4/2009	(4)	—	—	—	—	22,557	777,314	—	—
	3/4/2009	(5)	—	—	—	—	13,139	452,770	11,279	388,674
	3/17/2010	(6)	—	—	—	—	17,419	600,259	—	—
	3/17/2010	(7)	—	—	—	—	6,764	233,087	11,613	400,184
Meir Sperling	12/9/2004	(1)	25,000	—	35	12/9/2014	—	—	—	—
	1/11/2006	(1)	20,000	—	34	1/11/2016	—	—	—	—
	5/28/2008	(2)	—	—	—	—	6,683	230,296	—	—
	5/28/2008	(3)	—	—	—	—	6,684	230,331	—	—
	5/20/2009	(4)	—	—	—	—	20,050	690,923	—	—
	5/20/2009	(5)	—	—	—	—	11,679	402,458	10,025	345,462
	3/17/2010	(6)	—	—	—	—	15,298	527,169	—	—
	3/17/2010	(7)	—	—	—	—	5,940	204,692	10,199	351,458
David Parcell	12/9/2004	(1)	20,000	—	35	12/9/2014	—	—	—	—
	5/28/2008	(2)	—	—	—	—	6,683	230,296	—	—
	5/28/2008	(3)	—	—	—	—	6,684	230,331	—	—
	3/4/2009	(4)	—	—	—	—	20,050	690,923	—	—
	3/4/2009	(5)	—	—	—	—	11,679	402,458	10,025	345,462
	3/17/2010	(6)	—	—	—	—	11,798	406,559	—	—
	3/17/2010	(7)	—	—	—	—	4,580	157,827	7,866	271,062
Peter Fante	12/12/2003	(1)	67	—	23	12/12/2013	—	—	—	—
	12/9/2004	(1)	20,000	—	35	12/9/2014	—	—	—	—
	5/28/2008	(2)	—	—	—	—	6,683	230,296	—	—
	5/28/2008	(3)	—	—	—	—	6,684	230,331	—	—
	3/4/2009	(4)	—	—	—	—	20,050	690,923	—	—
	3/4/2009	(5)	—	—	—	—	11,679	402,458	10,025	345,462
	3/17/2010	(6)	—	—	—	—	13,548	466,864	—	—
	3/17/2010	(7)	—	—	—	—	5,261	181,294	9,032	311,243

(1)	This award was fully vested at January 31, 2011.

(2)	The May 28, 2008 time-based awards vest 1/3 on April 3, 2009, 1/3 on April 3, 2010, and 1/3 on May 28, 2011.

(3)

The May 28, 2008 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from May 1, 2008 through January 31, 2009, 1/3 upon the determination of such achievement for the period from February 1, 2009 through January 31, 2010, and 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011 (provided that, with respect to the period from February 1, 2010 through January 31, 2011, no such determination by the stock option committee will be final until on or after May 28, 2011).

(4)

The March 4, 2009 time-based awards vest 1/3 on April 12, 2010, 1/3 on April 12, 2011, and 1/3 on April 12, 2012. The May 20, 2009 time-based awards vest 1/3 on April 12, 2010, 1/3 on April 12, 2011, and 1/3 on May 20, 2012.

(5)

The March 4, 2009 and May 20, 2009 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from February 1, 2009 through January 31, 2010, 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011, and 1/3 upon the determination of such achievement for the period from February 1, 2011 through January 31, 2012 (provided that, with respect to the period from February 1, 2011 through January 31, 2012, no such determination by the stock option committee will be final until on or after the third anniversary of the date the award was approved). The table excludes shares eligible to be earned in excess of the target level based on the overachievement of the applicable performance goals except with respect to tranches for which the performance period had been completed as of January 31, 2011 (and the number of such overachievement shares could be calculated). For tranches corresponding to the January 31, 2011 performance period, the table shows the number of shares ultimately earned in the column entitled “Number of Shares or Units of Stock That Have Not Vested” because the performance period had been completed as of January 31, 2011, however, the determination of the number of shares earned (and the vesting thereof) did not occur until after the conclusion of the performance period. See the table entitled “Maximum Grant Date Value of Performance Awards” and the table entitled “Grants of Plan-Based Awards for the Year Ended January 31, 2011” for more information.

(6)	The March 17, 2010 time-based awards vest 1/3 on April 4, 2011, 1/3 on April 4, 2012, and 1/3 on April 4, 2013.

(7)

The March 17, 2010 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from February 1, 2010 through January 31, 2011, 1/3 upon the determination of such achievement for the period from February 1, 2011 through January 31, 2012, and 1/3 upon the determination of such achievement for the period from February 1, 2012 through January 31, 2013 (provided that, with respect to the period from February 1, 2012 through January 31, 2013, no such determination by the stock option committee will be final until on or after the third anniversary of the date the award was approved). The table excludes shares eligible to be earned in excess of the target level based on the overachievement of the applicable performance goals except with respect to tranches for which the performance period had been completed as of January 31, 2011 (and the number of such overachievement shares could be calculated). For tranches corresponding to the January 31, 2011 performance period, the table shows the number of shares ultimately earned in the column entitled “Number of Shares or Units of Stock That Have Not Vested” because the performance period had been completed as of January 31, 2011, however, the determination of the number of shares earned (and the vesting thereof) did not occur until after the conclusion of the performance period. See the table entitled “Maximum Grant Date Value of Performance Awards” and the table entitled “Grants of Plan-Based Awards for the Year Ended January 31, 2011” for more information.

As a result of our inability to file required SEC reports during our extended filing delay period, we ceased using our Registration Statement on Form S-8 to make equity grants to employees and were unable to seek stockholder approval of a new equity plan or additional plan capacity under our existing equity plans during such period.  As a result of these constraints, we granted equity awards to our officers during this period in reliance upon a private placement exemption from the federal securities laws and placed special “compliance” vesting conditions on some of these awards which overrode the regular time-vesting or performance-vesting schedule of the awards. These compliance vesting conditions required that we be both current with our SEC filings and that our common stock be re-listed on NASDAQ or another nationally recognized exchange for the awards to vest.  Some of these awards also required that we have received stockholder approval of a new equity compensation plan or have additional share capacity under an existing stockholder-approved equity compensation plan for the awards to vest.  During the year ended January 31, 2010, we entered into amendments with most of our officers to remove many of these compliance vesting conditions, and on October 5, 2010, the last of these vesting conditions was satisfied in connection with the approval of a new equity incentive plan by our stockholders.  For our U.S. executive officers, these amendments also provide for a delay in the delivery of the shares underlying these awards until the resale of such shares is covered by an effective registration statement and until the conclusion of any company-imposed trading blackout the officer may be subject to at the time such shares would otherwise be delivered, subject to limitations imposed by Section 409A of the Internal Revenue Code.  Similar provisions also appear in some of our officer equity award agreements.  On March 25, 2011, the board of directors waived the resale requirement relating to the shares being subject to an effective registration statement to permit the officers to sell shares under Rule 144 under the Securities Act.

Option Exercises and Stock Vesting During the Year Ended January 31, 2011

The following table sets forth information regarding option exercises and stock award vestings for our named executive officers during the year ended January 31, 2011.  The value realized on exercise of stock options is calculated by multiplying the number of options being exercised by the spread between the exercise price and the market price of our common stock at the time of exercise.  The value of stock awards realized on vesting is calculated by multiplying the number of shares vesting by the closing price of our common stock on the vesting date. See the table entitled “Outstanding Equity Awards at January 31, 2011” above for the vesting schedule of outstanding awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dan Bodner	—	—	279,523	7,130,396
Douglas Robinson	—	—	132,746	3,409,817
Elan Moriah	22,446	181,652	109,649	2,792,243
Meir Sperling	54,892	467,372	60,803	1,483,466
David Parcell	21,196	175,459	77,411	1,884,593
Peter Fante	24,933	223,103	89,385	2,270,904

Executive Officer Severance Benefits and Change in Control Provisions

As of the date of this proxy statement, each of our executive officers other than Mr. Sperling is party to an employment agreement with us. The following is a summary of the severance and change in control provisions of these employment agreements as of the date of this proxy statement. The following also summarizes benefits that our non-U.S. executive officers may become entitled to under local law or local company policy.

Provisions of Executive Officer Agreements at Present Date

Each of the employment agreements with our executive officers provides for an annual base salary and a performance-based bonus target.

Severance Not in Connection with a Change in Control

In the event of an involuntary termination of employment (a termination without cause or a resignation for good reason) not in connection with a change in control, the executive officers are, subject to their execution of a release and continued compliance with the restrictive covenants described below, entitled to severance consisting of base salary and, for our U.S. executive officers, reimbursement of health insurance premiums for 12 months (inclusive of any notice period required under the officer’s employment agreement), or 18 months in the case of Mr. Bodner. Mr. Bodner is also entitled to 60 days advanced notice of any termination other than for cause, continuation of his professional advice allowance, and access to his company-leased vehicle for 18 months in such instance.

In addition, in the event of an involuntary termination, each executive officer other than Mr. Bodner and Mr. Robinson is entitled to a pro-rated portion of his annual bonus for such year plus an amount equal to 100% of his average annual bonus measured over the last three years. Mr. Bodner’s agreement provides for a pro-rated portion of his annual bonus for such year plus an amount equal to 150% of his target bonus. Mr. Robinson’s agreement provides for payment of 150% of his average annual bonus measured over the last three years, but no pro-rated portion of his annual bonus for the year in question.

Severance in Connection with a Change in Control

In the event of a termination of employment in connection with a change in control, in lieu of the cash severance described above, each of the officers who has entered into a new or amended employment agreement with us beginning in 2009 is entitled to enhanced cash severance equal to the sum of 1.5 times base salary and target bonus, plus a pro-rated target bonus for the year of termination, or in the case of Mr. Bodner, 2.5 times the sum of base salary and target bonus, plus a pro-rated target bonus for the year of termination. We are currently in discussions regarding a formal employment agreement with Mr. Sperling and amended employment agreements with Mr. Robinson and Mr. Parcell, which we expect would include similar change in control benefits to Messrs. Moriah and Fante.

Equity

Other than in the case of Mr. Bodner, no equity acceleration is provided in the case of an involuntary termination not in connection with a change in control. In the event of an involuntary termination of employment in connection with a change in control, each of the employment agreements provides for acceleration of all unvested equity awards. Mr. Robinson’s agreement provides for acceleration of his unvested equity awards in the event of a change in control whether or not his employment is terminated. Each of the new or amended employment agreements signed beginning in 2009 also provides that all of the officer’s outstanding equity awards will become fully vested if not assumed in connection with a change in control.

Other Provisions

Each of the employment agreements provides for customary restrictive covenants, with a covenant period ranging from 12 to 24 months, including a non-compete, a non-solicitation of customers and employees, and an indefinite non-disclosure provision. Each agreement also contains a clawback provision which allows us to recoup from the officer, or cancel, a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to awards made during the term of the agreement. The amount to be recovered or forfeited is the amount by which the incentive compensation in the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated. Each of our U.S. executive officers who has entered into a new or amended employment agreement with us beginning in 2009 is also entitled to a gross-up for any excise taxes he may become subject to in connection with a change in control. The terms “cause”, “good reason”, and “change in control” are defined in the forms of employment agreements.

As of January 31, 2011 and the date of this proxy statement, Mr. Sperling was not and is not party to an employment agreement with us and therefore does not have any of the contractual benefits described in the preceding section, however, he is party to a customary offer letter with us which provides for 90 days advanced notice in the event of a termination of employment by either party. Mr. Sperling is also party to a letter agreement with us pursuant to which we have agreed to release the full amounts in his severance, retirement, and disability insurance funds in the event of a termination event.

Benefits Under Local Law or Local Company Policy

As discussed under “— Narrative to ‘All Other Compensation’ Table” above, Mr. Sperling is entitled to severance pay equal to one month’s salary for each year of employment upon termination without cause (as defined in the Israel Severance Pay Law) under Israeli law applicable to all Israeli employees. We make payments into a severance fund to secure this severance obligation during the course of Mr. Sperling’s employment and, unless there is a shortfall as described below, we are not responsible for any payments at the time of a qualifying termination. As a result, these amounts are included in the table entitled “Summary Compensation Table for the Year Ended January 31, 2011” above, but not in the table entitled “Potential Payments Upon Termination or Change in Control” below. However, the table entitled “Potential Payments Upon Termination or Change in Control” does include any additional amount of severance we are responsible for in excess of the balance in the severance fund at the time of a qualifying termination (in the event there is a shortfall) based on the legally mandated formula described above.

In addition to any severance fund shortfall, Mr. Sperling is also entitled to a minimum notice period under Israeli law in the event of an involuntary termination and to 90 days advanced notice of termination under his offer letter. Local company notice guidelines for our Israeli employees subsume this legal notice requirement and, in Mr. Sperling’s case, exceed the requirements of his offer letter. Assuming application of these local company guidelines, employees are entitled to between two weeks and three and one-half months of pay depending on the circumstances of the termination and the employee’s tenure. In Mr. Sperling’s case, assuming application of the guidelines at January 31, 2011, he would have been entitled to three and one-half months of notice, during which he would receive continued salary and all benefits.

Employees in the United Kingdom are entitled to severance payments under local U.K. company policy in the event of an involuntary termination in which the employee is made redundant (meaning that the termination resulted from us closing or downsizing our U.K. operations or a particular function). Under this policy, U.K. employees receive between two and three weeks of pay for each year of service depending on the employee’s age, with partial service years of six months or more being rounded up. Assuming the application of this local company policy at January 31, 2011, Mr. Parcell would have been entitled to three weeks of pay for each year of service in addition to the benefits provided under his employment agreement. The payment is comprised of salary, pro rata bonus, and car allowance, but no other benefits.

Because payments under the foregoing Israeli and U.K. company guidelines or policies do not arise until a qualifying termination event, these payments are included in the table entitled “Potential Payments Upon Termination or Change in Control” below, but not in the table entitled “Summary Compensation Table for the Year Ended January 31, 2011” above.

Potential Payments Upon Termination or Change in Control

The table below outlines the potential payments and benefits that would have become payable by us to our named executive officers in the event of certain triggering events, assuming that the relevant event occurred on January 31, 2011. In reviewing the table, please note the following:

•

The table does not include amounts that would be payable by third parties where we have no continuing liability, such as amounts payable under private insurance policies, government insurance such as social security or national insurance, or 401(k) or similar defined contribution retirement plans. As a result, the table does not reflect amounts payable to Mr. Sperling or Mr. Parcell under the applicable local company retirement plan or retirement fund, for which we have no liability at the time of payment.

•

Except as noted in the following bullet, the table does not include payments or benefits that are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors, such as short-term disability payments or payment for accrued but unused vacation.

•

The table includes all severance or notice payments for which we are financially responsible, even if such payments are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors.

•

With respect to Mr. Sperling’s severance fund, the table includes the difference between the amount that would have been owed to Mr. Sperling under applicable Israeli labor law in the event of an involuntary termination and the amount in his severance fund at January 31, 2011.

•

As noted in the previous section, as of January 31, 2011, Mr. Sperling had not entered into an employment agreement with us, however, he is included in the table below because he was entitled to certain statutory severance benefits and advanced notice payments, as described below.

•	The value of equity awards in the table below is based on the closing price of our common stock on the last trading day in the year ended January 31, 2011 ($34.46 on January 31, 2011).

•

The table assumes that in connection with a change in control in which the executive officer is not terminated, all of such executive officer’s unvested equity is assumed (unless such officer is entitled to single-trigger acceleration).

•

The table assumes that in the event an executive officer becomes disabled, he becomes eligible for benefits under our long-term disability insurance within six months of the occurrence of such disability.

•	Except with respect to tax gross-up amounts to which the executive officers may be entitled, all amounts are calculated on a pre-tax basis.

	Salary Continuation(1)	Pro Rata Bonus(2)	Additional Bonus(3)	Accelerated Equity Awards(4)	Cont. Health (present Insurance Coverage Value)(5)	Cont. Other Benefits(6)	280G Tax Gross up (7)	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Dan Bodner
Death	—	714,065	—	—	56,525	61,283	—	831,873
Disability	325,000	714,065	—	—	18,842	61,283	—	1,119,190
Resignation for Good Reason/Involuntary Termination without Cause	975,000	714,065	900,000	10,678,396	56,525	61,283	—	13,385,269
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	1,625,000	600,000	1,500,000	10,678,396	56,525	61,283	—	14,521,204
CIC Only (continued employment)	—	—	—	—	—	—	—	—
Douglas Robinson
Death	—	212,400	—	—	37,683	—	—	250,083
Disability	182,500	212,400	—	—	18,842	—	—	413,742
Resignation for Good Reason/Involuntary Termination without Cause	365,000	—	508,250	—	37,683	—	—	910,933
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	365,000	—	508,250	3,370,533	37,683	—	—	4,281,466
CIC Only (continued employment)	—	—	—	3,370,533	—	—	—	3,370,533
Elan Moriah
Death	—	250,655	—	—	37,683	—	—	288,338
Disability	182,500	250,655	—	—	18,842	—	—	451,997
Resignation for Good Reason/Involuntary Termination without Cause	365,000	250,655	369,548	—	37,683	—	—	1,022,886
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	547,500	212,400	443,600	3,370,533	37,683	—	—	4,611,716
CIC Only (continued employment)	—	—	—	—	—	—	—	—
Meir Sperling
Death	—	—	—	—	—	—	—	—
Disability	—	—	—	—	—	—	—	—
Resignation for Good Reason/Involuntary Termination without Cause	100,564	—	100,000	—	15	28,553	—	229,132
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	100,564	—	100,000	—	15	28,553	—	229,132
CIC Only (continued employment)	—	—	—	—	—	—	—	—
David Parcell
Death	—	126,864	—	—	—	—	—	126,864
Disability	—	126,864	—	—	—	—	—	126,864
Resignation for Good Reason/Involuntary Termination without Cause	500,137	267,856	230,921	—	2,530	33,697	—	1,035,141
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	500,137	267,856	230,321	2,734,918	2,530	33,697	—	3,769,459
CIC Only (continued employment)	—	—	—	—	—	—	—	—
Peter Fante
Death	—	193,393	—	—	37,683	—	—	231,076
Disability	167,500	193,393	—	—	18,842	—	—	379,735
Resignation for Good Reason/Involuntary Termination without Cause	335,000	193,393	312,637	—	37,683	—	—	878,713
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	502,500	162,500	368,750	2,858,871	37,683	—	—	3,930,304
CIC Only (continued employment)	—	—	—	—	—	—	—	—

(1)

For Mr. Sperling, includes three and one-half months’ base salary during his notice period assuming the application of local company notice guidelines equaling NIS 372,458 ($100,564 based on the January 31, 2011 exchange rate of NIS 1 = $0.2700). For Mr. Parcell, includes six months of base salary during his contractual notice period, plus six months of severance under his supplemental employment contract, plus an additional 30 weeks of salary (assuming a termination event on January 31, 2011) assuming the application of local company redundancy policy, costing an aggregate of £315,385, or $500,137 as indicated in the table above, based on the January 31, 2011 exchange rate of £1= $1.5858.

(2)

For Mr. Parcell, includes six months’ worth (or 50%) of the average annual bonus paid or payable to him over the course of the three years ended January 31, 2011 as part of his six month contractual notice period, 100% of his target bonus that was set for the year ended January 31, 2011 (assuming a termination event on January 31, 2011) as part of his supplemental employment agreement plus an additional 30 week’s worth (assuming a termination event on January 31, 2011) of his three-year average annual bonus assuming the application of local company redundancy policy, costing an aggregate of £168,909, or $267,856 as indicated in the table above, based on the January 31, 2011 exchange rate of £1= $1.5858.

(3)

For Mr. Parcell, represents the average annual bonus paid or payable to him over the course of the three years ended January 31, 2011 as part of his supplemental employment agreement equaling £82,558 ($130,921 based on the January 31, 2011 exchange rate of £1= $1.5858). Includes a retention bonus of $125,000 in the case of Messrs. Robinson, Moriah, and Fante and of $100,000 in the case of Messrs. Parcell and Sperling payable in the case of an involuntary termination without cause only.

(4)

For equity awards other than stock options, value is calculated as the closing price of our common stock on the last trading day in the year ended January 31, 2011 ($34.46 on January 31, 2011) times the number of shares accelerating. Shares accelerating includes the actual number of performance shares ultimately earned for the January 31, 2011 performance period notwithstanding that the formal determination of the number of shares earned did not occur until after the end of the year. For performance periods that had not yet been completed as of January 31, 2011, shares accelerating includes the target number of performance shares. For stock options, value is calculated as the difference between the closing price of our common stock on the last trading day in the year ended January 31, 2011 ($34.46 on January 31, 2011) and the option exercise price per share times the number of stock options accelerating.

(5)

For executive officers other than Messrs. Parcell and Sperling, amounts shown represent the actual cost of the contractually agreed number of months of COBRA payments. As of January 31, 2011, neither Mr. Parcell nor Mr. Sperling was entitled to company-paid or reimbursed health insurance following a termination event, however, Mr. Parcell was entitled to continued health benefits during his six-month notice period costing £1,595 or $2,530 as indicated in the table above, based on the January 31, 2011 exchange rate of £1= $1.5858 and Mr. Sperling was entitled to continued health benefits during his notice period assuming the application of local company notice guidelines costing NIS 58, or $15 as indicated in the table above, based on the January 31, 2011 exchange rate of NIS 1 = $0.2700.

(6)

For Mr. Sperling, assuming the application of local company notice guidelines, includes three and one-half months of continued contributions to his retirement fund of NIS 20,517 ($5,540), to his severance fund of NIS 31,307 ($8,453), to his study fund of NIS 27,726 ($7,486), disability insurance premiums of NIS 9,242 ($2,495), a statutory recreation payment of NIS 749 ($202), and use of a company car plus a fuel reimbursement allowance costing NIS 16,210 ($4,377) for the period, for a total of NIS 105,752 ($28,553), in each case, based on the January 31, 2011 exchange rate of NIS 1 = $0.2700. For Mr. Parcell, includes six months of continued retirement plan contributions, car allowance/fuel reimbursement allowance, and insurance premiums during his contractual notice period costing £6,360 ($10,086), £6,758 ($10,717), and £1,316 ($2,087), respectively, plus an additional 30 weeks of car allowance assuming the application of local company redundancy policy, costing £6,815 ($10,807), for a total of £21,249 ($33,697), in each case, based on the January 31, 2011 exchange rate of £1= $1.5858.

(7)

The tax reimbursement amount (if any) represents a reasonable estimate of costs to cover the excise tax liability under Internal Revenue Code Section 4999 and the subsequent federal, state and FICA taxes on the reimbursement payment. With respect to tax gross-ups, the assumptions used to calculate this estimate are: an excise tax rate under 280G of the Internal Revenue Code of 20%, a federal, state (New York), and FICA tax blended rate of 42.28% (a 35% federal income tax rate, a 8.97% state income tax rate, and a 1.45% Medicare tax rate). These calculations do not take into account the value of any covenant not to compete that may affect the calculation of any “excess parachute payment.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee.  None of the members of the compensation committee is or has ever been a Verint officer or employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of April 15, 2011 (the “Reference Date”) by:

•	each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of our common stock or Preferred Stock as of the Reference Date;

•	each member of our board of directors and each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security. A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from the Reference Date through the exercise of any option, warrant, or right. Shares of our common stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 38,294,613 shares of common stock outstanding as of the Reference Date and exclude approximately 10.4 million shares of common stock issuable to Comverse upon conversion of shares of Preferred Stock (if converted on the Reference Date). The foregoing outstanding share number includes employee equity awards that have been settled but excludes awards that are vested but not yet delivered (if any). The table below, however, includes awards that have vested or will vest within 60 days of the Reference Date even if the underlying shares have not yet been delivered.

Name of Beneficial Owner	Class	Number of Shares Beneficially Owned (1)		Percentage of Total Shares Outstanding

Principal Stockholders:
Comverse Technology, Inc.
810 Seventh Avenue
New York, NY 10019	Common	16,289,023	(2)	42.5	%(2)

Comverse Technology, Inc.
810 Seventh Avenue
New York, NY 10019	Series A Preferred	10,469,002	(3)	100.0	%(4)

Cadian Capital Management, LLC
461 Fifth Avenue 24th Floor
New York, NY 10017	Common	2,665,881	(5)	7.0%

Sankaty
111 Huntington Avenue
Boston, MA 02199	Common	1,999,505	(6)	5.2%

Directors and Executive Officers:
Dan Bodner	Common	423,224	(7)	1.1%
Douglas E. Robinson	Common	64,509	(8)	*
Peter Fante	Common	26,750	(9)	*
Elan Moriah	Common	100,650	(10)	*
David Parcell	Common	26,683	(11)	*
Meir Sperling	Common	107,312	(12)	*
Paul D. Baker	Common	10,723	(13)	*
John Bunyan	Common	—	(14)	*
Charles Burdick	Common	1,522	(15)	*
Victor A. DeMarines	Common	22,000	(16)	*
Larry Myers	Common	11,000	(17)	*
Howard Safir	Common	25,070	(18)	*
Shefali Shah	Common	—	(19)	*
All executive officers and directors as a group (thirteen persons)		819,443		2.1%

*	Less than 1%.

(1)

Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all shares listed as owned by such person or entity.

(2)

Represents shares of common stock directly owned by Comverse. Comverse beneficially owns an additional 10.5 million shares of common stock issuable upon conversion of our Preferred Stock (if converted 60 days after the Reference Date) , which together with the common stock directly owned by Comverse would equal 54.9% of our common stock. See “Certain Relationships and Related Party Transactions” for details on the conversion rights of the Preferred Stock.

(3)	Reflects the number of shares of common stock issuable to Comverse upon conversion of 293,000 shares of Preferred Stock if the Preferred Stock were converted into common stock within 60 days after the

Reference Date, inclusive of the effect of additional dividend accruals on the Preferred Stock during such 60 day period. If converted on the Reference Date, the Preferred Stock would be converted into approximately 10.4 million shares of common stock as indicated in the lead in to the table.

(4)	Comverse is the sole holder of our Preferred Stock. See “Certain Relationships and Related Party Transactions” for details on the rights of the Preferred Stock.

(5)

As reported in the Schedule 13G filed with the SEC on February 14, 2011 by Cadian Capital Management, LLC (“CCM”), on behalf of itself and Eric Bannasch, CCM and Eric Bannasch have shared voting and dispositive power over all the shares.

(6)

As reported in the Schedule 13G filed with the SEC on February 14, 2011 by Sankaty Credit Opportunities III, L.P. (“COPS III”), Sankaty Credit Opportunities IV, L.P. (“COPS IV”), Sankaty Credit Opportunities (Offshore) IV, L.P. (“COPS IV Offshore”), Sankaty Managed Account (PSERS), L.P. (“PSERS”), and Sankaty Advisors, LLC (“Sankaty Advisors”) (collectively, “Sankaty”). Each of Sankaty has sole voting and dispositive power over the following shares: COPS III — 401,546 shares; COPS IV — 581,920 shares; COPS IV Offshore — 749,698 shares; PSERS — 71,151 shares; and Sankaty Advisors — 195,190 shares.

(7)

Mr. Bodner beneficially owns options to purchase 211,082 shares of common stock which are currently exercisable, 199,642 fully vested shares of stock and 12,500 restricted stock units which will vest within 60 days of the Reference Date. Mr. Bodner beneficially owns options to purchase 4,781 shares of Comverse common stock exercisable within 60 days after the Reference Date.

(8)	Mr. Robinson beneficially owns 56,990 fully vested shares of stock and 7,519 restricted stock units which will vest within 60 days of the Reference Date.

(9)	Mr. Fante beneficially owns options to purchase 20,067 shares of common stock which are currently exercisable and 6,683 restricted stock units which will vest within 60 days of the Reference Date.

(10)

Mr. Moriah beneficially owns options to purchase 63,750 shares of common stock which are currently exercisable, 29,380 fully vested shares of stock and 7,520 restricted stock units which will vest within 60 days of the Reference Date.

(11)	Mr. Parcell beneficially owns options to purchase 20,000 shares of common stock which are currently exercisable and 6,683 restricted stock units which will vest within 60 days of the Reference Date.

(12)

Mr. Sperling beneficially owns options to purchase 45,000 shares of common stock which are currently exercisable, 55,629 fully vested shares of stock and 6,683 restricted stock units which will vest within 60 days of the Reference Date.

(13)

Mr. Baker beneficially owns options to purchase 10,223 shares of common stock which are currently exercisable and 500 shares of common stock held following the exercise of stock options. Mr. Baker beneficially owns 28,000 shares of Comverse common stock, 20,000 shares of which are deliverable in settlement of vested deferred stock unit awards that are subject to deferred delivery. Mr. Baker also beneficially owns options to purchase 81,250 shares of Comverse common stock exercisable within 60 days after the Reference Date. Mr. Baker is a senior executive at Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(14)	Mr. Bunyan beneficially owns 127,000 shares of Comverse common stock, 58,000 shares of which are deliverable in settlement of vested deferred stock unit awards that are subject to deferred delivery.

Mr. Bunyan is a senior executive at Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(15)

Mr. Burdick beneficially owns 1,522 shares of restricted stock units which will vest within 60 days of the Reference Date. Mr. Burdick beneficially owns 46,107 shares of Comverse common stock, 26,107 shares of which are deliverable in settlement of vested deferred stock unit awards that are subject to deferred delivery. Mr. Burdick is a director and senior executive of Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(16)

Mr. DeMarines beneficially owns options to purchase 17,000 shares of common stock which are currently exercisable. Includes 5,000 shares of restricted stock which will vest within 60 days of the Reference Date.

(17)

Mr. Myers beneficially owns options to purchase 6,000, shares of common stock which are currently exercisable. Includes 5,000 shares of restricted stock which will vest within 60 days of the Reference Date.

(18)

Mr. Safir beneficially owns options to purchase 18,000 shares of common stock which are currently exercisable. Includes 7,070 shares of restricted stock, 2,070 of which are fully vested and of which 5,000 which will vest within 60 days of the Reference Date.

(19)

Ms. Shah beneficially owns 91,334 shares of Comverse common stock, 53,334 shares of which are deliverable in settlement of vested deferred stock unit awards that are subject to deferred delivery. Ms. Shah is a senior executive at Comverse. She disclaims beneficial ownership of any of our securities held by Comverse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports furnished to us, or written representations that no reports were required, we believe that during the year ended January 31, 2011, our directors, executive officers, and 10% stockholders complied with all filing requirements except that an untimely Form 4 was filed by Messrs. Fante, Moriah and Parcell on February 8, 2010 relating to repurchases of common stock by Verint in connection with required tax payments resulting from the vesting of restricted stock awards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following summarizes various agreements in place between Verint and related parties, principally Comverse (our majority stockholder) and its affiliates.

Under our audit committee charter, all related-party transactions (other than director and officer compensation arrangements approved by the full board of directors or the compensation committee) must be approved in advance by the audit committee of our board of directors. In addition to the requirements of our audit committee charter, we have a written policy regarding the approval of related-party transactions. Such policy provides that any related-party transaction, which includes any financial transaction, arrangement, or relationship between us and a related party, or any series of similar transactions, arrangements, or relationships between us and a related party, where the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, must be described in writing and submitted to our Chief Compliance Officer prior to the transaction.  Such proposed related-party transaction must be reviewed by our Chief Compliance Officer and/or Chief Financial Officer and must be submitted to our audit committee for its review and approval.  Our Chief Compliance Officer, Chief Financial Officer, and audit committee will consider several factors in their review, including the fairness of the terms of the transaction, the role of the related party in the transaction, and whether the transaction could have an effect on the status of any director or director nominees as an independent director under applicable rules.  The audit committee has reviewed and approved all of the agreements and transactions referred to in this section.

Comverse Preferred Stock Financing Agreements

On May 25, 2007, in connection with our acquisition of Witness, we entered into the Securities Purchase Agreement with Comverse pursuant to which Comverse purchased, for cash, an aggregate of 293,000 shares of our Preferred Stock, at an aggregate purchase price of $293.0 million. Proceeds from the issuance of the Preferred Stock were used, together with the proceeds of the $650.0 million term loan under our credit agreement and cash on hand, to finance the consideration for the acquisition.

The terms of the Preferred Stock are set forth in the Certificate of Designation.

The Preferred Stock was issued at a purchase price of $1,000 per share and ranks senior to our common stock. The Preferred Stock has an initial liquidation preference equal to the purchase price of the Preferred Stock, or $1,000 per share. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of Verint, the holders of the Preferred Stock will be entitled to receive, out of the assets available for distribution to our stockholders and before any distribution of assets is made on our common stock, an amount equal to the then-current liquidation preference plus accrued and unpaid dividends.

Cash dividends on the Preferred Stock are cumulative and are accrued quarterly at a specified dividend rate on the liquidation preference in effect at such time. Initially, the specified dividend rate was 4.25% per annum per share, however, in accordance with the terms of the Certificate of Designation, beginning with the first quarter after the initial interest rate on the term loan under our credit agreement had been reduced by 50 basis points or more (i.e., the quarter ended January 31, 2008), the dividend rate was reset to 3.875% per annum and is now fixed at this level. If we determine that we are prohibited from paying cash dividends on the Preferred Stock under the terms of our credit agreement or other debt instruments, we may elect to make such dividend payments in shares of our common stock, which common stock will be valued at 95% of the volume weighted-average price of our common stock for each of the five consecutive trading days ending on the second trading day immediately prior to the record date for such dividend.

Each share of Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share of Preferred Stock is convertible at the Conversion Rate in effect on the date the Preferred Stock was issued to Comverse (the “Issue Date”). In addition, each share of Preferred Stock is convertible, at the option of the holder, into a number of shares of our common stock equal to the liquidation preference then in effect divided by the conversion price then in effect, which was initially set at $32.66 (as adjusted from time to time, the “Conversion Rate”). The initial Conversion Rate is set at 30.6185 shares of common stock for each share of Preferred Stock that is converted. We also have the right in certain circumstances to cause the mandatory conversion of the Preferred Stock into shares of common stock at the then-applicable Conversion Rate.

At any time on or after the second anniversary of the Issue Date, we may force the conversion of all, but not less than all, of the Preferred Stock into common stock at our option, but only if the closing sale price of our common stock immediately prior to such conversion equals or exceeds the conversion price then in effect by: (a) 150%, if the conversion is on or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date, (b) 140%, if the conversion is on or after the third anniversary of the Issue Date but prior to the fourth anniversary of the Issue Date, or (c) 135%, if the conversion is on or after the fourth anniversary of the Issue Date.

The terms of the Preferred Stock also provide that upon a fundamental change, as defined in the Certificate of Designation, the holders of the Preferred Stock will have the right to require us to repurchase the Preferred Stock for 100% of the liquidation preference then in effect. If we fail to repurchase the Preferred Stock as required upon a fundamental change, then the number of directors constituting the board of directors will be increased by two, and the holders of the Preferred Stock will have the right to elect two directors to fill such vacancies. Upon repurchase of the Preferred Stock subject to the fundamental change repurchase right, the holders of the Preferred Stock will no longer have the right to elect additional directors, the term of office of each additional director will terminate immediately upon such repurchase, and the number of directors will, without further action, be reduced by two. In addition, in the event of a fundamental change, the Conversion Rate will be increased to provide for additional shares of common stock issuable to the holders of the Preferred Stock upon conversion, based on a sliding scale depending on the acquisition price, as defined in the Certificate of Designation, ranging from zero to 3.7 additional shares of common stock for every share of Preferred Stock converted into common stock following a fundamental change.

Comverse has had the right to sell the Preferred Stock since November 25, 2007 in either private or public transactions. Pursuant to a registration rights agreement we entered into concurrently with the Securities Purchase Agreement (the “New Registration Rights Agreement”), commencing 180 days after we regained compliance with SEC reporting requirements, Comverse is entitled to two demands to require us to register (which may be underwritten registrations, upon Comverse’s request) the Preferred Stock and the shares of common stock underlying the Preferred Stock for resale under the Securities Act. We are not, however, required to comply with a demand request if (a) any such request is within 12 months after the effective date of a prior demand registration, (b)(i) within the 90-day period preceding the request, we have effected (x) any registration other than an underwritten registration pursuant to which Comverse was entitled to participate without any limitation on its ability to include all of its registrable securities requested to be included therein or (y) an underwritten registration pursuant to which Comverse was entitled to participate and include between 25% to 50% of the registrable securities requested to be included therein, or (ii) within the 180-day period preceding such request, we have effected an underwritten registration pursuant to which Comverse was entitled to participate and include more than 50% of the registrable securities requested to be included therein, (c) a registration statement is effective at the time the request is made, pursuant to which Comverse can effect the disposition of its registrable securities in the manner requested, (d) the registrable securities requested to be registered (i) have an aggregate then-current market value of less than $100.0 million (before deducting any underwriting discounts and commission) or (ii) constitute less than all remaining registrable securities if less than $100.0 million of then-current market value of registrable securities are then outstanding; or (e) during the pendency of any blackout period (as defined in the New Registration Rights Agreement).

The New Registration Rights Agreement also gives Comverse unlimited piggyback registration rights on certain Securities Act registrations filed by us on our own behalf or on behalf of other stockholders.

We have agreed to pay all expenses that result from a registration under the New Registration Rights Agreement, other than underwriting commissions and taxes. We have also agreed to indemnify Comverse, its directors, officers and employees against liabilities that may that may arise from sale of shares registered pursuant to the New Registration Rights Agreement, including Securities Act liabilities.

Comverse may transfer its rights under the New Registration Rights Agreement to any transferee of the registrable securities that is an affiliate of Comverse or any other subsequent transferee; provided that in each case such affiliate or transferee becomes a party to the New Registration Rights Agreement by executing a joinder agreement agreeing to be bound by all of the terms and conditions of the New Registration Rights Agreement.

Comverse Original Registration Rights Agreement

Comverse’s rights under the New Registration Rights Agreement are in addition to its rights under a previous registration rights agreement we entered into with Comverse shortly before our initial public offering in May 2002. This registration rights agreement (the “Original Registration Rights Agreement”) covers all shares of common stock then held by Comverse and any additional shares of common stock acquired by Comverse at a later date. Under the Original Registration Rights Agreement, Comverse is entitled to unlimited demand registrations of its shares on Form S-3. If we are not eligible to use Form S-3, Comverse was also entitled to one demand registration on Form S-1. Under the agreement, we are not required to comply with a demand request made by Comverse less than 90 days after the effective date of a prior demand request made under this registration rights agreement. We may also delay satisfying a demand request if (i) we are in the process of preparing a registration statement at the time the demand request is received which we intend to file within 90 days from the date of Comverse’s demand request or (ii) the board of directors determines in good faith that filing a registration statement in response to a demand request would either require us to publicly disclose information which would have a material adverse effect on us or would be seriously detrimental to us or our stockholders, or could interfere with, or would require us to accelerate public disclosure of, any material financing, acquisition, disposition, corporate reorganization or other material transaction involving us or our subsidiaries.

Comverse exercised its one demand registration right under the Original Registration Rights Agreement in July 2010, demanding that we prepare and file with the SEC a registration statement on Form S-1 so as to permit the public offering and sale of up to 2.8 million shares of our common stock owned by Comverse.  In connection with the exercise of this demand, we entered into a letter agreement with Comverse pursuant to which we agreed not to exercise our rights under the Original Registration Rights Agreement to delay the filing of, or offer shares pursuant to, the prospectus, subject to certain limitations.  Comverse subsequently reduced the size of the offering to 2.3 million shares.  A registration statement relating to these securities was filed with the SEC, and in January 2011, was declared effective.

Like the New Registration Rights Agreement, the Original Registration Rights Agreement also provides that Comverse will have unlimited piggyback registration rights, that we will pay all expenses of a registration under the agreement (other than underwriting commissions and taxes), that we will indemnify Comverse and its affiliates from liabilities that may result from the sale of our stock under the agreement, and that Comverse may transfer its rights under the agreement to an affiliate or other subsequent transferee subject to the transferee signing a joinder to the agreement.

Other Agreements with Comverse

Federal Income Tax Sharing Agreement

We are party to a tax sharing agreement with Comverse which applies to periods prior to our initial public offering in which we were included in Comverse’s consolidated federal tax return. By virtue of its controlling ownership and this tax sharing agreement, Comverse effectively controls all of our tax decisions for periods ending prior to the completion of our initial public offering, which took place in May 2002. Under the agreement, for periods during which we were included in Comverse’s consolidated tax return, we were required to pay Comverse an amount equal to the tax liability we would have owed, if any, had we filed a federal tax return on our own, as computed by Comverse in its reasonable discretion. Under the agreement, we were not entitled to receive any payments from Comverse in respect of, or to otherwise take advantage of, any loss resulting from the calculation of our separate tax liability. The tax sharing agreement also provided for certain payments in the event of adjustments to the group’s tax liability. The tax sharing agreement continues in effect until 60 days after the expiration of the applicable statute of limitations for the final year in which we were part of the Comverse consolidated group for tax purposes.

We have in the past and may from time to time in the future enter into other agreements with Comverse or its subsidiaries. For example, in the past we have been party to certain intercompany services agreements with Comverse or its subsidiaries relating to shared computer services, insurance, and use of personnel, as well as a patent cross-license agreement involving a third party. We believe that the terms of any such agreements have been, and expect that in the future any such terms would be, no less favorable to us than those we could obtain from an unaffiliated third party. Other than as described elsewhere in this section, we do not believe that any of these historical agreements are currently material to us or to Comverse.

AUDIT MATTERS

Audit Committee Pre-Approval Procedures

The audit committee of our board of directors is directly responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with the audit committee’s charter, it must approve, in advance of the service, all audit and permissible non-audit services to be provided by our independent registered public accounting firm and establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services. Our independent registered public accounting firm may not be retained to perform non-audit services specified in Section 10A(g) of the Exchange Act.

The committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee appointed Deloitte & Touche LLP as our auditors for the years ended January 31, 2011 and 2010. Deloitte & Touche LLP has advised the audit committee that they are independent accountants with respect to Verint, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC.

In conjunction with our management, the audit committee regularly reviews the services and fees from its independent registered public accounting firm. Our audit committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of Deloitte & Touche LLP.

In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services during the years ended January 31, 2011 and 2010. Our audit committee has determined that these services did not impair Deloitte & Touche LLP’s independence from Verint.

Fees of Independent Registered Public Accountants

For work performed in regard to the years ended January 31, 2011 and 2010, we paid Deloitte & Touche LLP the following fees for services, as categorized:

	Year Ended January 31,
(in thousands)	2011	2010
Audit fees (1)	$20,557	$28,170
Audit-related fees (2)	25	—
Tax fees (3)	134	908
All other fees (4)	98	9
Total fees	$20,814	$29,087

(1)

“Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions, and statutory audit fees.

(2)	“Audit-related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3)	“Tax fees” include fees for tax compliance and advice.

(4)

“All other fees” include fees for all other non-audit services. For the year ended January 31, 2011, these fees were incurred for consulting services on new accounting pronouncements. For the year ended January 31, 2010, these fees were incurred for assistance to respond to an inquiry from the tax authorities in the U.K.

REPORT OF THE AUDIT COMMITTEE

Role of the Audit Committee

The primary purpose of the audit committee is to assist the board of directors in its general oversight of Verint’s financial reporting process, including its internal controls and audit functions, as well as oversight of the Code of Business Conduct and Ethics for Senior Officers and the Code of Conduct for all employees. The responsibilities of the audit committee are more fully described in its charter, which can be found on our website (www.verint.com) under the “Investor Relations” tab. One of the audit committee’s key responsibilities, as reflected in its charter, is to select, compensate, evaluate, and, when appropriate, replace Verint’s independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Review of Verint’s Audited Financial Statements for the Year Ended January 31, 2011

Management is primarily responsible for the preparation, presentation, and integrity of Verint’s financial statements. The audit committee reviews Verint’s financial statements on a quarterly and annual basis, and in connection with these reviews, it discusses Verint’s financial statements with management and the independent registered public accounting firm. The audit committee has reviewed Verint’s audited financial statements for the year ended January 31, 2011 and discussed them with management. In March 2011, the audit committee reviewed Verint’s audited financial statements and footnotes for inclusion in Verint’s Annual Report on Form 10-K for the year ended January 31, 2011. Based on this review and prior discussions with management and the independent registered public accountants as described below, the audit committee recommended to the board of directors that Verint’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 31, 2011 for filing with the SEC.

Review and Discussions with the Independent Registered Public Accounting Firm

Verint’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements of Verint, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. Deloitte & Touche LLP is also responsible for performing a review of Verint’s quarterly financial results, which are published in our earnings releases and Forms 10-Q.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89, SAS No. 90 and Rule 2-07 of Regulation S-X regarding the independent registered public accounting firm’s judgments about the quality of Verint’s accounting principles as applied in its financial reporting. The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board Rule 3526 and has discussed with Deloitte & Touche LLP its independence, including considering whether the independent registered public accounting firm’s provision of non-audit services to Verint is compatible with the independent registered public accounting firm’s independence.

The audit committee discussed with Verint’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee met with the independent registered public accounting firm to discuss the results of its examinations, the evaluations of Verint’s internal controls, and the overall quality of Verint’s financial reporting. The audit committee also met in private sessions with the independent registered public accounting firm at certain of its meetings, without management present, to discuss financial management, accounting, and internal control issues.

Audit Committee:
Larry Myers, Chairman
Victor DeMarines
Howard Safir

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposals which stockholders desire to have included in our proxy statement for the 2012 Annual Meeting, pursuant to Exchange Act Regulation 14a-8, must be addressed to our Secretary and received by us not later than the close of business on January 18, 2012. Such proposals must be addressed to Verint Systems Inc., at 330 South Service Road, Melville, New York 11747, and should be submitted to the attention of our Secretary by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2012 Annual Meeting of Stockholders is February 17, 2012. If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2012 Annual Meeting. The requirements found in our Amended and Restated By-laws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

In accordance with our Amended and Restated By-laws, any stockholder entitled to vote for the election of directors at the Annual Meeting may nominate persons for election as directors at the 2012 Annual Meeting of Stockholders only if our Secretary receives written notice of any such nominations no earlier than January 18, 2012 and no later than February 17, 2012. Any stockholder notice of intention to nominate a director shall include:

•                  as to the nominee:

•                  the name, age, business address and residential address of such person;

•                  the principal occupation or employment of such person;

•                  the class, series and number of our securities that are owned of record or beneficially by such person;

•                  the date or dates the securities were acquired and the investment intent of each acquisition;

•                  any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation);

•                  any other information relating to such person that the board of directors or any nominating committee of the board of directors reviews in considering any person for nomination as a director, as will be provided by our Secretary upon request; and

•                  as to the stockholder giving the notice and any Stockholder Associate (as such term is defined below):

•                  the name and address of the stockholder, as they appear on our stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate;

•                  a representation that at least one of these persons is a holder of record or beneficially of our securities entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the stockholder’s notice;

•                  the class, series and number of our securities that are owned of record or beneficially by each of these persons as of the date of the stockholder’s notice;

•                  a description of any material relationships, including legal, financial and/or compensatory, among the stockholder giving the notice, any Stockholder Associate and the proposed nominee(s);

•                  a description of any derivative positions related to any class or series of our securities owned of record or beneficially by the stockholder or any Stockholder Associate;

•                  a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any of our securities; and|

•                  a representation that after the date of the stockholder’s notice and until the date of the annual meeting each of these persons will provide written notice to our Secretary as soon as practicable following a change in the number of our securities held as described immediately above that equals 1% or more of our then-outstanding shares, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described immediately above that results in a change that equals 1% or more of our then-outstanding shares or in the economic interests underlying these agreements, arrangements or understanding;

•                  a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to stockholders; and/or (B) otherwise to solicit proxies from stockholders in support of the proposed nominee; and

•                  a written consent of each proposed nominee to serve as a director of Verint, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director; and (B) will comply with our By-laws and all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

For purposes of the notice, a “Stockholder Associate” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, the stockholder; (2) any beneficial owner of securities of Verint owned of record or beneficially by the stockholder; and (3) any person controlling, controlled by or under common control with the Stockholder Associate.

At the request of the board of directors, any person nominated by the board of directors for election as a director must furnish to our Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director.

However, if the number of directors to be elected at the Annual Meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the board of directors by at least February 7, 2012, then a stockholder’s notice will be considered timely with respect to nominees for the new positions created by the increase if it is received by our Secretary no later than the close of business on the tenth calendar day after we make such public announcement.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers, and employees by personal interview or telephone. Such directors, officers, and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended January 31, 2011, was filed with the SEC on April 6, 2011, and such Form 10-K is being sent to stockholders on or about May 17, 2011. Stockholders are referred to that report for financial and other information about us. A copy of that report can be obtained, free of charge, by submitting a written request to Verint Systems Inc., Attn: Secretary, 330 South Service Road, Melville, New York 11747. That report is not incorporated by reference into this proxy statement and is not to be deemed a part of the proxy soliciting material.

By Order of the Board of Directors,

Jonathan Kohl
Secretary

Melville, New York
May 17, 2011

DIRECTIONS TO 2011 ANNUAL MEETING LOCATION

Hilton Garden Inn

1575 Round Swamp Road, Plainview, New York, USA 11803

Tel: 1-516-755-5552 Fax: 1-516-755-5592

Traveling from the East:

Take the Long Island Expressway (I-495) to Round Swamp Road (Exit 48). Proceed down the exit ramp to traffic light. Turn left onto Round Swamp Road and continue under the expressway to the traffic light. Continue straight after light. The hotel entrance is the second left.

Traveling from the West:

Take the Long Island Expressway (I-495) to Round Swamp Road (Exit 48). Proceed down the exit ramp to traffic light. Turn right onto Round Swamp Road. The hotel entrance is the second left.

Driving Directions from JFK International Airport:

Exit JFK International Airport to Belt Parkway East. Continue on the Belt Parkway to the Cross Island Expressway North to the Grand Central Parkway. The Grand Central Parkway becomes the Northern State Parkway. Stay on the NSP to Exit 37A Long Island Expressway (I-495). Upon accessing the LIE stay in the right lane. First exit is Round Swamp Rd (Exit 48). Proceed down exit ramp to traffic light. Make a right on Round Swamp Road. The hotel entrance is the second left.

(Drive time is 30 minutes. 28 miles from Airport to Hotel.)

Driving Directions from LaGuardia Airport:

Exit LaGuardia Airport to Grand Central Parkway East. The Grand Central Parkway becomes the Northern State Parkway. Proceed Eastbound on the Northern State Parkway to Exit 37A (Long Island Expressway I-495).  Upon accessing the LIE stay in the right lane. First exit is Round Swamp Rd (Exit 48). Proceed down exit ramp to traffic light. Make a right on Round Swamp Road. The hotel entrance is the second left.

(Drive time is 40 minutes. 30 miles from Airport to hotel.)

Driving Directions from Long Island MacArthur Airport:

Exit Airport to right onto Veterans Highway and continue to the Long Island Expressway (I-495) west. Take the LIE Westbound to Exit 48, Round Swamp Road. Proceed down the exit ramp to the traffic light. Turn left onto Round Swamp Road and continue under the expressway to the traffic light. Continue straight after light. The hotel entrance is the second left.

(Drive time is 20 minutes. 15 miles from Airport to hotel.)

FORM OF PROXY CARD

Verint Systems Inc.

This proxy is solicited by the Board of Directors for
the Annual Meeting of Stockholders to be held on June 16, 2011

The undersigned hereby appoints Dan Bodner, Douglas Robinson and Peter Fante, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the 2011 Annual Meeting of Stockholders of Verint Systems Inc. to be held on June 16, 2011 at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803, and any adjournment or postponement thereof, and to vote as shown on this card.

Please specify your choices by marking the boxes. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. Therefore, please complete this proxy card and mail it in the enclosed return envelope.

The undersigned acknowledges receipt of the Notice of the 2011 Annual Meeting of Stockholders and the proxy statement furnished therewith.

YOUR VOTE IS IMPORTANT. CASTING YOUR VOTE IN THE WAY DESCRIBED ON THIS PROXY CARD VOTES ALL SHARES OF VERINT SYSTEMS INC. THAT YOU ARE ENTITLED TO VOTE.  FOR SHARES REGISTERED IN YOUR NAME, UNLESS YOU ATTEND THE ANNUAL MEETING IN PERSON, YOUR PROXY MUST BE RECEIVED BY 11:59 P.M. (EASTERN TIME) ON JUNE 15, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2011. The Notice & Proxy Statement  for the Annual Meeting, and Form 10-K for the year ended January 31, 2011 is/are available at www.proxyvote.com.

(Please be sure to sign and date the Proxy in the box below)

A. Proposals —

The Board of Directors recommends a vote FOR the following:

1.                   Election of Directors.

Nominees:

(1) Paul Baker (2) Dan Bodner	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
(3) John Bunyan	☐	☐	☐
(4) Charles Burdick
(5) Victor DeMarines
(6) Larry Myers
(7) Howard Safir
(8) Shefali Shah

The Board of Directors recommends a vote FOR Proposals 2 and 3

2.                   Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending January 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                   Advisory resolution on executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote for 3 YEARS for Proposal 4.

4.                   Advisory vote on frequency of future stockholder advisory votes on executive compensation.

Note: You are not voting to approve or disapprove the Board of Directors’ recommendation regarding Proposal 4.

☐ 3 YEARS	☐ 2 YEARS	☐ 1 YEAR	☐ ABSTAIN

5.                   Transaction of such other business as may properly come before the 2011 Annual Meeting or any adjournment or postponement thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof if no specification is made.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign below.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) please print date	Signature 1 – please keep signature	Signature 2 – please keep signature
below	within box	within box

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Ú DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL Ú

Verint Systems Inc.
330 South Service Road
Melville, New York 11747

Attn: Secretary

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE RETURN ENVELOPE PROVIDED.